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                                                                    Exhibit 10.5


                          SENIOR SUBORDINATED NOTE AND
                           WARRANT PURCHASE AGREEMENT

                                  By and Among

                         THE J.H. HEAFNER COMPANY, INC.

                                       and

                          THE 1818 MEZZANINE FUND, L.P.




                                Dated May 7, 1997



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                                Table of Contents

                                                                            Page
                                                                            ----

ARTICLE 1      DEFINITIONS.....................................................1
         1.1   Definitions.....................................................1
         1.2   Accounting Terms; Financial Covenants..........................15

ARTICLE 2      PURCHASE AND SALE..............................................16
         2.1   Purchase and Sale of Senior Subordinated Note and Warrants.....16
         2.2   Fees...........................................................16
         2.3   Closing........................................................16

ARTICLE 3      CONDITIONS TO THE OBLIGATION
                 OF THE PURCHASER TO CLOSE  ..................................17
         3.1   Representations and Warranties True............................17
         3.2   Compliance with this Agreement.................................17
         3.3   Officer's Certificate..........................................17
         3.4   Secretary's Certificate........................................17
         3.5   Documents......................................................17
         3.6   Purchase Permitted by Applicable Laws; Legal Investment........17
         3.7   Filing of Amended and Restated Articles........................18
         3.8   Opinion of Counsel.............................................18
         3.9   Approval of Counsel to the Purchaser...........................18
         3.10  Consents and Approvals.........................................18
         3.11  No Material Adverse Change.....................................18
         3.12  Due Diligence..................................................18
         3.13  Employment Agreements..........................................18
         3.14  Registration Rights Agreement..................................18
         3.15  Articles of Incorporation and By-Laws of the
               Company and the Subsidiaries...................................19
         3.16  Market Conditions..............................................19
         3.17  No Litigation..................................................19
         3.18  No Default or Breach...........................................19
         3.19  O&W Purchase Agreement/KSTC Preferred Stock Purchase
               Agreement......................................................19
         3.20  Senior Financing...............................................20
         3.21  Facilities Fee.................................................20

ARTICLE 4      CONDITIONS TO THE OBLIGATION
                 OF THE COMPANY TO CLOSE   ...................................20
         4.1   Representations and Warranties True............................20
         4.2   Compliance with this Agreement.................................20
         4.4   Approval of Counsel to the Company.............................20
         4.5   Consents and Approvals.........................................20



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         4.6   O&W Purchase Agreement/KSTC Preferred Stock Purchase
               Agreement......................................................21
         4.7   Senior Financing...............................................21

ARTICLE 5      REPRESENTATIONS AND
                 WARRANTIES OF THE COMPANY....................................21
         5.1   Corporate Existence and Power..................................21
         5.2   Corporate Authorization; No Contravention......................22
         5.3   Governmental Authorization; Third Party Consents...............22
         5.4   Binding Effect.................................................23
         5.5   No Legal Bar...................................................23
         5.6   Litigation.....................................................23
         5.7   No Default or Breach...........................................24
         5.8   Title to Properties............................................24
         5.9   Financial Condition; No Undisclosed Liabilities................24
         5.10  No Material Adverse Change.....................................25
         5.11  Investment Company.............................................25
         5.12  Subsidiaries...................................................25
         5.13  Capitalization.................................................25
         5.14  Solvency.......................................................26
         5.15  Private Offering...............................................26
         5.16  Broker's, Finder's or Similar Fees.............................26
         5.17  Full Disclosure................................................27
         5.18  Anti-Dilution Protection.......................................27
         5.19  Registration Rights Agreements.................................27
         5.20  O&W Purchase Agreement/KSTC Preferred Stock Purchase
               Agreement......................................................27
         5.21  Labor Relations................................................27
         5.22  ERISA and Employee Benefit Plans...............................28
         5.23  Environmental Matters..........................................29
         5.24  Taxes..........................................................30
         5.25  Patents, Trademarks, Etc.......................................31
         5.26  Potential Conflicts of Interest................................31
         5.27  Trade Relations................................................32
         5.28  Material Contracts.............................................32
         5.29  Insurance.  Schedule 5.29......................................33
         5.30  Projections....................................................33
         5.31  Compliance with Laws...........................................33

ARTICLE 6      REPRESENTATIONS AND
                 WARRANTIES OF THE PURCHASER..................................33
         6.1   Existence and Power............................................34
         6.2   Authorization; No Contravention................................34
         6.3   Binding Effect.................................................34


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         6.4   No Legal Bar...................................................34
         6.5   Purchase for Own Account.......................................34
         6.6   Investment Company.............................................35
         6.7   Broker's, Finder's or Similar Fees.............................35

ARTICLE 7      INDEMNIFICATION................................................36
         7.1   Indemnification by the Company.................................36
         7.2   Notification...................................................37
         7.3   Registration Rights Agreement..................................37

ARTICLE 8      PRE-CLOSING AFFIRMATIVE COVENANTS..............................38
         8.1   Operation of Company...........................................38
         8.2   Exclusivity....................................................38
         8.3   Use of Proceeds................................................38
         8.4   Taxes..........................................................38

ARTICLE 9      AFFIRMATIVE COVENANTS..........................................39
         9.1   Financial Statements...........................................39
         9.2   Certificates; Other Information................................40
         9.3   Preservation of Corporate Existence............................40
         9.4   Payment of Obligations.........................................40
         9.5   Compliance with Laws...........................................41
         9.6   Notices........................................................41
         9.7   Issue Taxes....................................................41
         9.8   Reservation of Shares..........................................42
         9.9   Inspection.....................................................42
         9.10  Board Representation; Visitation Rights........................43
         9.11  Registration and Listing.......................................44
         9.12  Use of Proceeds................................................45
         9.13  Payment of Notes...............................................45
         9.14  Dispositions by the Fund.......................................45
         9.15  Right of First Offer...........................................45
         9.16  Tag-Along Rights on the Principal Shareholders.................46
         9.17  Anti-dilution Protection.......................................48
         9.18  Sale of Company................................................49
         9.19  Allocation for Tax Purposes....................................49

ARTICLE 10     NEGATIVE AND FINANCIAL COVENANTS...............................49
         10.1  1997 Financial Covenants.......................................49
         10.2  Financial Covenants ...........................................50
         10.3  Capital Expenditures...........................................50
         10.4  Consolidations and Mergers.....................................50
         10.5  Transactions with Affiliates...................................51
         10.6  No Inconsistent Agreements.....................................51


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         10.7  Limitation on Debt.............................................52
         10.8  Limitation on Liens............................................53
         10.9  Investments....................................................53
         10.10 Limitations on Restricted Payments.............................53
         10.11 Dispositions of Assets.........................................53
         10.12 Articles of Incorporation and By-Laws of the Company and the
               Subsidiaries...................................................54

ARTICLE 11     DEFAULTS AND REMEDIES..........................................54
         11.1  Events of Default..............................................54
         11.2  Acceleration...................................................55

ARTICLE 12     SUBORDINATION..................................................56
         12.1  Definitions....................................................56
         12.2  General........................................................57
         12.3  Limitation on Payment and Remedies.............................57
         12.4  Subordination Upon Certain Events..............................58
         12.5  Payments and Distributions Received............................59
         12.6  Subrogation....................................................59
         12.7  Relative Rights................................................59
         12.8  Subordination May Not Be Impaired by the Company...............60
         12.9  Payments.......................................................60
         12.10 Section Not to Prevent Events of Default.......................60

ARTICLE 13     PREPAYMENT.....................................................60

ARTICLE 14     MISCELLANEOUS..................................................60
         14.1  Survival of Provisions.........................................60
         14.2  Notices........................................................61
         14.3  Successors and Assigns.........................................62
         14.4  Assignments....................................................62
         14.5  Amendment and Waiver...........................................63
         14.6  Counterparts...................................................64
         14.7  Headings.......................................................64
         14.8  Determinations.................................................64
         14.9  Governing Law..................................................64
         14.10 Jurisdiction...................................................64
         14.11 Severability...................................................64
         14.12 Rules of Construction..........................................65
         14.13 Remedies.......................................................65
         14.14 Entire Agreement...............................................65
         14.15 Attorneys' Fees................................................65
         14.16 Publicity......................................................65
         14.17 Expenses.......................................................66



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EXHIBITS

Exhibit A      Form of Senior Subordinated Note
Exhibit B      Form of Warrant
Exhibit C      Form of Amended and Restated Articles of Incorporation
Exhibit D      Form of Registration Rights Agreement
Exhibit E      O&W Purchase Agreement
Exhibit F      KSTC Preferred Stock Purchase Agreement


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         SENIOR SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT, dated as of
May 7, 1997 by and among THE J.H. HEAFNER COMPANY, INC., a corporation organized under the laws of North Carolina (the "Company"), and THE 1818 MEZZANINE FUND, L.P., a Delaware limited partnership (the "Purchaser").

         WHEREAS, the Company proposes to acquire (the "Acquisition") all of the outstanding capital stock of Oliver & Winston, Inc., a California corporation ("O&W"), pursuant to the O&W Purchase Agreement; and

         WHEREAS, concurrently with the Acquisition, the Company proposes to issue and sell to the Purchaser (i) a Senior Subordinated Promissory Note with a final maturity of May 7, 2004 in the aggregate principal amount of $16,000,000 (the "Senior Subordinated Note" and together with all notes issued in connection with the substitution, replacement or transfer thereof, the "Notes") and (ii) 977,590 detachable warrants exercisable immediately to purchase initially 977,590 shares of the Company's common stock, par value $.01 per share (the "Common Stock") at an exercise price of $.01 per share (the "Warrants"), in each case upon the terms and subject to the conditions set forth in this Agreement.

         In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

         1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "Acquire" or "Acquisition," as applied to any Business Unit or Investment, means the acquisition of such Business Unit or Investment by purchase, exchange, issuance of stock or other securities, or by merger, reorganization or any other method.

         "Acquisition" has the meaning assigned to that term in the first Whereas clause.

         "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.



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                                                                               2



         "Agreement" means this Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof.

         "Amended and Restated Articles" means the Company's Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit C.

         "BBH & Co." means Brown Brothers Harriman and Co., a New York limited partnership.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York or the City of Atlanta are authorized or required by law or executive order to close.

         "Business Unit" means assets constituting a business, whether all of the assets of any Person or the assets of a division or operating unit of any Person.

         "Capital Expenditures" means, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets (other than Inventory or assets that constitute a Business Unit) which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years.

         "Capital Lease Obligations" means, as to any Person, Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

         "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock (or equivalent ownership interests in a Person not a corporation) whether now outstanding or hereafter issued, including, without limitation, all common stock and preferred stock and any rights, warrants or options to purchase such Person's capital stock.

         "Change of Control" of the Company shall mean such time as:

                  (i) Any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) other than the Principal Shareholders, Family Members or the Purchaser is or becomes the beneficial owner, directly or indirectly, of outstanding shares of capital stock of the Company, entitling such Person or Persons to exercise 50% or more of the total votes entitled to be cast at a regular or special meeting, or by action by written consent, of stockholders of the Company (the term "beneficial owner" shall be determined


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                                                                               3

         in accordance with Rule 13d-3, promulgated by the Commission under the Exchange Act);

                        (ii) A majority of the Board of Directors of the Company shall consist of Persons other than Continuing Directors. The term "Continuing Director" shall mean any member of the Board of Directors of the Company on the Closing Date, any member of the Board of Directors elected by KSTC pursuant to Section 6.4(c) of the Amended and Restated Articles, any member of the Board of Directors of the Company designated by the Fund to be elected to the Board of Directors pursuant to Section 9.10 of this Agreement and any other member of the Board of Directors who shall be recommended or elected to succeed or become a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors of the Company;

                       (iii) The stockholders of the Company shall have approved a recapitalization, reorganization, merger, consolidation or similar transaction, in each case, with respect to which all or substantially all the Persons who were the respective beneficial owners of the outstanding shares of capital stock of the Company immediately prior to such recapitalization, reorganization, merger or consolidation, beneficially own, directly or indirectly, will own less than 50% of the combined voting power of the then outstanding shares of capital stock of the Company resulting from such recapitalization, reorganization, merger, consolidation or similar transaction; or

                        (iv) The stockholders of the Company shall have approved of the sale or other disposition of all or substantially all the assets of the Company in one transaction or in a series of related transactions.

         "Closing" has the meaning assigned to that term in Section 2.3.

         "Closing Date" means the date specified in Section 2.3.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

         "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

         "Common Stock" has the meaning assigned to that term in the second Whereas clause.

         "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, guaranty, letter of credit or other obligation (each a "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or


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                                                                               4

otherwise acquire any such primary obligation or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor in respect of any such primary obligation or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of such primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.

         "Contractual Obligations" means as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

         "Debt" means

         (a)      Indebtedness for money borrowed,

         (b) Indebtedness, whether or not in any such case the same was for money borrowed,

                  (i) represented by notes payable, drafts accepted and reimbursement obligations under letters of credit, including Reimbursement Obligations (as defined in the Credit Agreement), and similar instruments that represent extensions of credit,

                  (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or

                  (iii) upon which interest charges are customarily paid or that was issued or assumed as full or partial payment for property (other than trade credit that is incurred in the ordinary course of business),

         (c)      Capital Lease Obligations, and

         (d) Indebtedness that is such by virtue of clause (c) of the definition thereof, but only to the extent that the obligations Guaranteed are Debt.


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                                                                               5

The shares of Series A Preferred Stock and Series B Preferred Stock issued to KSTC on the date hereof are not Debt for purposes of this Agreement.

         "EBIT" means Net Income of the Company on a consolidated basis before provision for net interest expense and income taxes.

         "EBITDA" means EBIT plus depreciation and amortization expense deducted in computing EBIT. All references contained herein to EBITDA of the Company shall be to the EBITDA of the Company and its Subsidiaries, determined on a consolidated basis.

         "Environment" means navigable waters, waters of the contiguous zone, ocean waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, ambient air, both inside and outside of buildings and structures, man-made buildings and structures, and plant and animal life on earth.

         "Environmental Claims" means any notification, whether direct or indirect, formal or informal, written or oral, pursuant to Safety and Environmental Laws or principles of common law relating to pollution, protection of the Environment or health and safety, that any of the current or past operations of the Company or any of the Subsidiaries, or any by-product thereof, or any of the property currently or formerly owned, leased or operated by the Company or any of the Subsidiaries, or the operations or property of any predecessor of the Company or any of the Subsidiaries, is or may be implicated in or subject to any Claim, Requirement of Law, hearing, notice, agreement or evaluation by any Governmental Authority or any other person.

         "Environmental Compliance Costs" means any expenditures, costs, assessments or expenses (including any expenditures, costs, assessments or expenses in connection with the conduct of any Remedial Action, as well as reasonable fees, disbursements and expenses of attorneys, experts, personnel and consultants), whether direct or indirect, necessary to cause the operations, real property, assets, equipment or facilities owned, leased, operated or used by the Company or any of its Subsidiaries to be in compliance with any and all requirements, as in effect at the Closing Date, of Safety and Environmental Laws, principles of common law concerning pollution, protection of the Environment or health and safety, or Permits issued pursuant to Safety and Environmental Laws; provided, however, that Environmental Compliance Costs do not include expenditures, costs, assessments or expenses necessary in connection with normal maintenance of such real property, assets, equipment or facilities or the replacement of equipment in the normal course of events due to ordinary wear and tear.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.


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                                                                               6

         "Event of Default" has the meaning assigned such term in Section 11.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission hereunder.

         "Family Member" means (x) a member of a Principal Shareholder's immediate family, which shall include her or his ancestors, spouse, siblings, descendants or spouses (or surviving spouses) of descendants, or (y) a trust, corporation, partnership or other entity, all of the beneficial interests in which shall be held by such Principal Shareholder or one or more persons described in clause (x); provided, however, that during the period any such trust, corporation, partnership or other entity holds any right, title or interest in any Common Stock, no Person other than such Principal Shareholder or one or more Family Members of such Principal Shareholder of the type listed in clause (x) may be or become beneficiaries, stockholders or limited or general partners or owners thereof.

         "Financials" has the meaning assigned to that term in Section 5.9.

         "Fiscal Quarter" means the three-month accounting period of the Company ending March 31, June 30, September 30 and December 31 of each Fiscal Year.

         "Fiscal Year" means the fiscal year of the Company commencing on January 1 of each year and ending on December 31 of the same year.

         "Fixed Charge Coverage Ratio" means, as the last day of any specified accounting period, the result obtained by dividing (i) EBITDA minus cash outlays for income taxes and actual Capital Expenditures (other than Financed Capex (as defined in the Credit Agreement)) for such accounting period minus Permitted Subchapter S Distributions (as defined in the Credit Agreement) of the Company and its Subsidiaries by (ii) the sum of interest expense plus scheduled principal payments of Debt (including scheduled payments of Capital Lease Obligations) of the Company and its Subsidiaries during such accounting period, all on a consolidated basis.

         "Fund" means the Purchaser, but shall not mean any assignee of the rights of the Purchaser under this Agreement or any transferee of any securities of the Company purchased by the Purchaser hereunder.

         "Funded Debt" means all Debt of the Company and its Subsidiaries on a consolidated basis (other than the Funded Debt Exclusions (as defined in the Credit Agreement)) that by their terms or by the terms of any instrument or agreement relating thereto matures more than one year after, or is renewable or extendable at the option of the obligor to a date more than one year after, the date of creation thereof (including an option of the obligor under a revolving credit or similar arrangement


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                                                                               7

obligating the lender or lenders to extend credit over a period of one year or more), and includes any current maturities of any such Debt.

         "Funded Debt to EBITDA" means for any specified accounting period, the ratio of Funded Debt as of the last day of such period (or, as to Revolving Credit Loans (as defined in the Credit Agreement) constituting Funded Debt, the average daily amount over the prior four consecutive Fiscal Quarters (or the period from the Effective Date (as defined in the Credit Agreement) to the last day of a Fiscal Quarter ending on or prior to the date of determination if shorter) of the outstanding principal amount of Revolving Credit Loans) to EBITDA for such period.

         "GAAP" means generally accepted United States accounting principles in effect from time to time.

         "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guaranty," "Guaranteed" or to "Guarantee" as applied to any obligation of another Person shall mean and include:

         (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation of such other Person, and

         (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation of such other Person whether by

                  (i) the purchase of securities or obligations,

                  (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part of all of such obligation, or to assure the owner of such obligation against loss,

                  (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation,

                  (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or

                  (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.

         "Hazardous Substance" means any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or waste, petroleum or petroleum-derived substance or waste, radioactive substance or waste, or any constituent of any such substance or waste, or any other substance regulated under or defined by any Safety and Environmental Law.

         "Holder" means the Purchaser and any subsequent direct or indirect transferee of Notes or Warrants or shares of Common Stock issuable upon exercise of Warrants other than a transferee who has acquired Notes or Warrants or shares of Common Stock issuable upon exercise of Warrants that have been the subject of a distribution pursuant to a registered public offering, or, in the case of Warrants or shares of Common Stock issuable upon exercise of Warrants, a transferee who has acquired such Warrants or shares of Common Stock issuable upon exercise of Warrants after such shares have been the subject of a distribution to the public pursuant to Rule 144 or otherwise distributed under circumstances not requiring a legend.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indebtedness" of any Person means, without duplication, all Liabilities of such Person, and to the extent not otherwise included in Liabilities, the following:

         (a) all obligations for money borrowed or for the deferred purchase price of property or services or in respect of drafts accepted or similar instruments or reimbursement obligations under letters of credit,

         (b) all obligations (including, during the noncancallable term of any lease in the nature of a title retention agreement, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed by such Person,

         (c) all obligations of other Persons which such Person has Guaranteed, including, but not limited to, all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by such Person,



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                                                                               9

         (d) all obligations of such Person in respect of Interest Rate Protection Agreements, and

         (e) in the case of the Company and O&W (without duplication) all obligations under the Revolving Credit Loans (as defined in the Credit Agreement) and the Term Loan (as defined in the Credit Agreement) and Reimbursement Obligations (as defined in the Credit Agreement).

         "Initial Public Offering" shall mean the date when the initial public offering of the Company's Common Stock with gross proceeds of at least $25 million or representing at least 20% of the Common Stock on a fully diluted basis and such Common Stock is listed on the New York Stock Exchange, Inc. or quoted or listed on any other national securities exchange or Nasdaq.

         "Interest Coverage Ratio" means for any specified accounting period, the ratio of EBITDA for such period to total net interest expense of the Company and its Subsidiaries on a consolidated basis for such period.

         "Interest Rate Protection Agreement" shall mean an interest rate swap, cap or collar agreement or similar arrangement between any Person and a financial institution providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

         "Inventory" means, for the Company and its Subsidiaries, all inventory, all goods intended for sale or lease or for display or demonstration, all work in process, all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing, or furnishing of goods or services or otherwise used or consumed in the conduct of business, and all documents evidencing and general intangibles relating to any of the foregoing.

         "Investment" means, with respect to any Person:

         (a) the acquisition or ownership by such Person of any share of Capital Stock, evidence of Indebtedness or other security issued by any other Person,

         (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, excluding advances to employees in the ordinary course of business for business expenses,

         (c)      any Guaranty of the obligations of any other Person,

         (d)      any other investment (other than the Acquisition of a Business
Unit) in any other Person, and

         (e) any commitment or option to make any of the investments listed in clauses (a) through (d) above if, in the case of an option, the consideration therefor exceeds $100.

         "KSTC" means The Kelly Springfield Tire Company, a division of The Goodyear Tire and Rubber Company, an Ohio corporation.

         "KSTC Preferred Stock Purchase Agreement" means the Securities Purchase Agreement, dated as of May 7, 1997, among the Company and KSTC in the form attached hereto as Exhibit F, pursuant to which the Company is issuing and selling 7,000 shares of Series A Preferred Stock and 4,500 shares of Series B Preferred Stock to KSTC for the aggregate amount of $11.5 million.

         "Liabilities" of any Person means all items (except for items of capital stock, additional paid-in capital or retained earnings, or of general contingency or deferred tax reserves) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Liabilities are to be determined.

         "Lien" as applied to the property of any Person means:

         (a) any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, lease constituting a Capital Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom,

         (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person,

         (c) any Indebtedness which is unpaid more than 30 days after the same shall have become due and payable and which if unpaid might by law (including, but not limited to, bankruptcy and insolvency laws), or otherwise, be given any priority whatsoever over the claims of general unsecured creditors of such Person, except to the extent being disputed or contested by the Company or its Subsidiaries by appropriate proceedings and in respect of which any reserve required by GAAP has been appropriately established and maintained,

         (d) the filing of, or any agreement to give, any financing statement under the UCC or its equivalent in any jurisdiction, excluding informational financial statements relating to property leased by the Company or its Subsidiaries, and

         (e) in the case of Real Estate, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances.

         "Nasdaq" means the National Market System of Nasdaq Stock Market.

         "Net Income" or "Net Loss" means, as applied to any Person for any accounting period, the net income or net loss, as the case may be, of such Person for the period in question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes) and all other proper deductions, all determined in accordance with GAAP, provided that there shall be excluded:

                  (a) the net income or net loss of any Person accrued prior to the date it becomes a Subsidiary of, or is merged into or consolidated with, the Person whose Net Income is being determined or a Subsidiary of such Person,

                  (b) the net income or net loss of any Person in which the Person whose Net Income is being determined or any Subsidiary of such Person has an ownership interest, except, in the case of net income, to the extent that any such income has actually been received by such Person or such Subsidiary in the form of cash dividends or similar distributions,

                  (c) any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income during such period,

                  (d) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of Investments, Business Units and other capital assets, provided that there shall also be excluded any related charges for taxes thereon,

                  (e) any net gain arising from the collection of the proceeds of any insurance policy,

                  (f)      any write-up of any asset, and

                  (g)      any other extraordinary item.

All references contained herein to the Net Income of the Company shall be to the Net Income of the Company and its Subsidiaries, determined on a consolidated basis.

         "Net Worth" means, as of the date of determination with respect to any Person, such Person's total stockholders' equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear on a balance sheet of such Person prepared in accordance with GAAP.

         "NYSE" means the New York Stock Exchange, Inc.

         "O&W" has the meaning assigned to that term in the first Whereas clause.

         "O&W Purchase Agreement" means the Stock Purchase Agreement, dated as of April 9, 1997, by and among all of the shareholders of O&W and the Company in the form attached hereto as Exhibit E.

         "Permit" means any license, permit, exemption, consent, waiver, authorization, right, order or approval of, and required registration with, any Governmental Authority.

         "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

         "PORTAL" means the PORTAL market.

         "Principal Shareholders" means Ann Heafner Gaither, William H. Gaither, Susan Gaither Jones and Thomas R. Jones.

         "Purchase Price" has the meaning assigned to that term in Section 2.1.

         "Real Estate" means all of the Company's and its Subsidiaries' now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of the Company's and its Subsidiaries' now or hereafter owned or leased interests in the improvements and emblements thereon, the fixtures attached thereto and the easements appurtenant thereto.

         "Receivables" means all rights to the payment of money or other forms of consideration of any kind (whether classified under the UCC as accounts, contract rights, chattel paper, general intangibles or otherwise) including, but not limited to, accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, tax refunds, insurance proceeds, any rights under contracts not yet earned by performance and not evidenced by an instrument or chattel paper, notes, drafts, instruments, documents, acceptances and all other debts, obligations and liabilities in whatever form from any Person, (ii) all guaranties, security and Liens securing payment thereof, (iii) all goods, whether now owned or hereafter acquired, and whether sold, delivered, undelivered, in transit or returned, which may be represented by, or the sale or lease of which may have given rise to, any such right to payment or other debt, obligation or liability, and (iv) all proceeds of any of the foregoing.

         "Registration Rights Agreement" means the Registration Rights Agreement substantially in the form attached hereto as Exhibit D, as the same may be amended or modified from time to time in accordance with its terms.

         "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor Environment or into, through or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, ground water or property.

         "Remedial Action" means all actions, whether voluntary or involuntary, reasonably necessary to comply with, or discharge any obligation under, Safety and Environmental Laws to (i) clean up, remove, treat, cover or in any other way adjust Hazardous Substances in the indoor or outdoor Environment; (ii) prevent or control the Release of Hazardous Substances so that they do not migrate or endanger or threaten to endanger public health or welfare or the Environment; or
(iii) perform remedial studies, investigations, restoration and post-remedial studies, investigations and monitoring on, about or in any real property.

         "Requirements of Law" means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Restricted Payment" means (a) any dividend or other distribution on any share of the Company's or any Subsidiary's capital stock (except dividends payable solely in shares of their capital stock) or (b) any payment by the Company or any of its Subsidiaries on account of the direct or indirect purchase, redemption, retirement or other acquisition of (i) any shares of the Company's or any such Subsidiary's capital stock (except shares acquired upon the conversion or exercise thereof into other shares of their capital stock),
(ii) any option, warrant or other right to acquire shares of the Company's or any such Subsidiary's capital stock (except upon the conversion or exercise thereof into shares of capital stock) or (iii) any Debt of the Company or any such Subsidiary (other than indebtedness incurred pursuant to the Notes or the Credit Agreement) prior to any date set forth for mandatory repayment of principal or interest thereon.

         "Safety and Environmental Laws" means all Requirements of Law relating to pollution, protection of the Environment, public or worker health and safety, or the emission, discharge, release or threatened release of Hazardous Substances into the Environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sec. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. Sec. 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Sec. 1251 et seq., the Clean Air Act, 42 U.S.C. Sec. 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sec. 121 et seq., the Occupational Safety and Health Act, 29 U.S.C. Sec. 651 et seq., the Asbestos Hazard Emergency Response Act, 15 U.S.C. Sec. 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. Sec. 300f et seq., the Oil Pollution Act of 1990, 33 U.S.C. Sec. 2701 et seq., and analogous state acts.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Senior Financing, Preferred Investment and Acquisition Documents" means (i) the Loan and Security Agreement, dated as of May 7, 1997 between the Company, O&W, the financial institutions party thereto and BankBoston, N.A., as agent, and the notes and agreements entered into in connection therewith (each as amended or modified from time to time in accordance with its terms) (collectively, the "Credit Agreement") pursuant to which the Company will incur up to $65 million of senior debt, (ii) the KSTC Preferred Stock Purchase Agreement and the agreements entered into in connection therewith pursuant to which the Company will issue and sell to KSTC 7,000 shares of Series A Preferred Stock and 4,500 shares of Series B Preferred Stock for the aggregate amount of $11.5 million and (iii) the O&W Purchase Agreement and the agreements entered into in connection therewith.

         "Senior Subordinated Note" has the meaning assigned to that term in the second Whereas clause.

         "Series A Preferred Stock" means the Company's Series A Cumulative Redeemable Preferred Stock, $.01 par value per share.

         "Series B Preferred Stock" means the Company's Series B Cumulative Redeemable Preferred Stock, $.01 par value per share.

         "Solvent" means, as to any Person, that the fair saleable value on a going concern basis of the assets and property of such Person is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed as the amount which, in light of all the facts and circumstances existing at such time, represents the amount that is probable to become an actual or matured liability.

         "Subsidiary" means, with respect to any Person, a corporation or other entity of which 50% or more of the combined voting power of the then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors is owned, directly or indirectly, by such Person.

         "Tax" or "Taxes" means all federal, state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll-related and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with any proposed adjustment relating to any of the foregoing (including advice in connection with contesting such adjustment).

         "Temporary Cash Investment" means (i) negotiable certificates of deposit and time deposits issued by BankBoston, N.A. or by any United States bank or trust company having capital, surplus and undivided profits in excess of $100,000,000 or (ii) any direct obligation of the United States of America or any agency or instrumentality thereof which has a remaining maturity at the time of purchase of not more than one year and repurchase agreements relating to the same.

         "Transaction Documents" has the meaning assigned to that term in
Section 5.17.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

         "Warrants" has the meaning assigned to that term in the second Whereas clause.

         1.2 Accounting Terms; Financial Covenants. All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "sound accounting practice" shall mean such accounting practice as, in the opinion of the independent accountants regularly retained by the Company, conforms at the time to GAAP applied on a consistent basis. If any changes in accounting principles are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to reflect fairly and equitably such changes, with the desired result that the criteria for evaluating the Company's financial condition and results of operations shall be the same after such changes as if such changes had not been made.


                                    ARTICLE 2

                                PURCHASE AND SALE

         2.1 Purchase and Sale of Senior Subordinated Note and Warrants. Subject to the terms and conditions set forth herein, the Company agrees that it will issue to the Purchaser, and the Purchaser agrees that it will acquire from the Company, at the Closing, the principal amount of the Senior Subordinated Note, with such Senior Subordinated Note being substantially in the form attached hereto as Exhibit A, appropriately completed in conformity herewith, and 977,590 Warrants, with such Warrants being substantially in the form attached hereto as Exhibit B, for an aggregate purchase price of $16,000,000.00 (the "Purchase Price"), in cash, by wire transfer of immediately available funds to an account designated in a notice delivered to the Purchaser not later than two Business Days prior to the Closing Date.

         2.2 Fees. The Company hereby agrees that it will pay to the Purchaser, at the Closing, a facility fee of 2.0% of the Purchase Price (less any portion thereof previously paid by the Company to the Purchaser), payable in cash by wire transfer of immediately available funds to an account designated in a notice delivered to the Company not later than two Business Days prior to the Closing Date. At the Company's option by notice to the Purchaser at least two Business Days prior to the Closing Date, such facility fee may be paid by the Purchaser by deducting such amount from the Purchase Price.

         2.3 Closing. The purchase and issuance of the Senior Subordinated Note and the Warrants shall take place at the closing (the "Closing") to be held at the offices of Howard, Darby & Levin, 1330 Avenue of the Americas, New York, New York 10019 on May 7, 1997 (the "Closing Date"), at 10:00 a.m., New York City time, or on such other date and at such other time as the Purchaser and the Company may mutually agree. At the Closing, subject to the terms and conditions set forth herein, the Company shall sell the Senior Subordinated Note and the Warrants to the Purchaser by delivering to the Purchaser, the Senior Subordinated Note and the Warrants registered in the name of the Purchaser, with appropriate issue stamps, if any, affixed at the expense of the Company, free and clear of any Lien, and the Purchaser shall purchase the Senior Subordinated Note and the Warrants for the Purchase Price.

                                    ARTICLE 3

                          CONDITIONS TO THE OBLIGATION
                            OF THE PURCHASER TO CLOSE

         The obligation of the Purchaser to purchase the Senior Subordinated Note and the Warrants, to pay the Purchase Price at the Closing, and to perform any of its obligations hereunder shall be subject to the satisfaction or waiver of the following conditions on or before the Closing Date:

         3.1 Representations and Warranties True. The representations and warranties of the Company contained in Article 5 hereof shall be true and correct (a) at and as of the Closing Date and (b) after giving effect to the transactions contemplated by the Transaction Documents and the Senior Financing, Preferred Investment and Acquisition Documents, as if made at and as of such date.

         3.2 Compliance with this Agreement. The Company shall have performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the Closing Date.

         3.3 Officer's Certificate. The Purchaser shall have received a certificate, dated the Closing Date and signed by the President or a Vice-President of the Company, certifying that the conditions set forth in Sections 3.1 and 3.2 hereof have been satisfied on and as of such date.

         3.4 Secretary's Certificate. The Purchaser shall have received a certificate, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, attaching a good standing certificate from the North Carolina Secretary of State with respect to the Company and certifying the truth and correctness of attached copies of the articles of incorporation and by-laws of the Company and resolutions of the Board of Directors of the Company approving this Agreement and the transactions contemplated hereby.

         3.5 Documents. The Purchaser shall have received copies of such documents as it reasonably may request in connection with the sale of the Senior Subordinated Note and the Warrants and the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Purchaser.

         3.6 Purchase Permitted by Applicable Laws; Legal Investment. The acquisition of and payment for the Senior Subordinated Note and Warrants and the consummation of the transactions contemplated hereby (a) shall not be prohibited by any applicable law or governmental regulation, (b) shall not subject the Purchaser to any penalty or, in its reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation and (c) shall be permitted by the laws and regulations of the jurisdictions to which it is subject.

         3.7 Filing of Amended and Restated Articles. The Amended and Restated Articles in the form attached hereto shall have been duly filed by the Company with the Secretary of State of the State of North Carolina.

         3.8 Opinion of Counsel. The Purchaser shall have received the opinions of Howard, Darby & Levin and J. Michael Gaither, Esq., counsel to the Company, dated the Closing Date, each in form and substance reasonably acceptable to the Purchaser.

         3.9 Approval of Counsel to the Purchaser. All actions and proceedings hereunder and all documents required to be delivered by the Company hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been reasonably acceptable to Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Purchaser, as to their form and substance.

         3.10 Consents and Approvals. All consents, waivers, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons necessary or required in connection with the execution, delivery or performance by the Company or enforcement against the Company of this Agreement or any other Transaction Document shall have been obtained and be in full force and effect, and the Purchaser shall have been furnished with appropriate evidence thereof.

         3.11 No Material Adverse Change. Since December 31, 1996, there shall have been no material adverse change, nor shall any such change be threatened, in the assets, business, properties, prospects, operations or financial or other condition of the Company and its Subsidiaries, taken as a whole.

         3.12 Due Diligence. The Purchaser shall have completed its due diligence review of the assets, business, properties, operations and financial and other condition of each of O&W and the Company, and shall be reasonably satisfied with the results of such review.

         3.13 Employment Agreements. Each of William Gaither, J. Michael Gaither, Thomas J. Bonburg and Donald C. Roof shall have duly executed and delivered employment agreements with the Company, the terms and conditions of which are reasonably acceptable to the Purchaser.

         3.14 Registration Rights Agreement. The Company shall have duly executed and delivered to the Purchaser the Registration Rights Agreement.

         3.15 Articles of Incorporation and By-Laws of the Company and the Subsidiaries. Except for the Amended and Restated Articles, no amendments to the articles of incorporation or by-laws of the Company or any of its Subsidiaries as in effect on the date hereof shall have been effected.

         3.16 Market Conditions. Prior to the Closing Date, (a) trading in securities generally on the NYSE shall not have been suspended or limited or minimum or maximum prices shall not have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall not have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other Governmental Authority, (b) a general banking moratorium shall not have been declared by either federal or New York State authorities or (c) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall not have occurred.

         3.17 No Litigation. No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against the Company or O&W which would, if adversely determined, in the reasonable judgment of the Purchaser, (a) after giving effect to the transactions contemplated hereby, have a material adverse effect on the assets, business, properties, operations or financial or other condition of the Company and its Subsidiaries, taken as a whole, or (b) have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or any other Transaction Document or the Senior Financing, Preferred Investment and Acquisition Documents.

         3.18 No Default or Breach. The Company shall not have been in default under or with respect to any of the Transaction Documents or the Senior Financing, Preferred Investment and Acquisition Documents and, after giving effect to the transactions contemplated hereby and thereby, the Company will not be in default under any of the Transaction Documents or the Senior Financing, Preferred Investment and Acquisition Documents.

         3.19 O&W Purchase Agreement/KSTC Preferred Stock Purchase Agreement. The closing of the transactions contemplated by the O&W Purchase Agreement and the KSTC Preferred Stock Purchase Agreement shall simultaneously occur with the Closing hereof. All of the conditions set forth in Section 4.1 of the O&W Purchase Agreement and Article VII of the KSTC Preferred Stock Purchase Agreement shall have been satisfied or waived; provided, that any such waiver shall have been given only with the prior written consent of the Purchaser.

         3.20 Senior Financing. The Company shall have obtained senior financing pursuant to the Credit Agreement in an amount not exceeding $65 million (including a revolving credit facility not in excess of $53 million) in connection with the Acquisition on terms reasonably satisfactory to the Purchaser.

         3.21 Facilities Fee. The Company shall have paid to the Purchaser the fees provided for in Section 2.2 hereof or given notice under such Section that such amount should be subtracted from the Purchase Price to be paid on the Closing Date.


                                    ARTICLE 4

                          CONDITIONS TO THE OBLIGATION
                             OF THE COMPANY TO CLOSE

         The obligations of the Company to issue and sell the Senior Subordinated Note and Warrants and to perform any of its other obligations hereunder, shall be subject to the satisfaction or waiver of the following conditions on or before the Closing Date:

         4.1 Representations and Warranties True. The representations and warranties of the Purchaser contained in Article 6 hereof shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date.

         4.2 Compliance with this Agreement. The Purchaser shall have performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Purchaser on or before the Closing Date.

         4.3 General Partner's Certificate. The Company shall have received a certificate, dated the Closing Date and signed by the general partner of the Purchaser, (i) certifying that the conditions set forth in Sections 4.1 and 4.2 hereof have been satisfied on and as of such date and (ii) attaching a good standing certificate from the Delaware Secretary of State with respect to the Purchaser.

         4.4 Approval of Counsel to the Company. All actions and proceedings hereunder and all documents required to be delivered by the Purchaser hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been reasonably acceptable to Howard, Darby & Levin, counsel to the Company, as to their form and substance.

         4.5 Consents and Approvals. All consents, exemptions, authorizations, waivers or other actions by, or notices to, or filings with, Governmental Authorities and other Persons necessary or required in connection with the execution, delivery or performance by the Purchaser or enforcement against the Purchaser of this Agreement shall have been obtained and be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof.

         4.6 O&W Purchase Agreement/KSTC Preferred Stock Purchase Agreement. The closing of the transactions contemplated by the O&W Purchase Agreement and the KSTC Preferred Stock Purchase Agreement shall simultaneously occur with the Closing hereof.

         4.7 Senior Financing. The Company shall have obtained senior financing pursuant to the Credit Agreement in an amount not exceeding $65 million (including a revolving credit facility not in excess of $53 million) in connection with the Acquisition.


                                    ARTICLE 5

                               REPRESENTATIONS AND
                            WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Purchaser as follows:

         5.1 Corporate Existence and Power.

         The Company and each of its Subsidiaries:

         (a) is, and after giving effect to the transactions contemplated by the Transaction Documents and the Senior Financing, Preferred Investment and Acquisition Documents, will be duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

         (b) has, and after giving effect to the transactions contemplated hereby (including the Acquisition and the transactions contemplated by the KSTC Preferred Stock Purchase Agreement), will have (i) full corporate power and authority and (ii) all governmental licenses, authorizations, consents and approvals to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged;

         (c) is, and after giving effect to the transactions contemplated hereby (including the Acquisition and the transactions contemplated by the KSTC Preferred Stock Purchase Agreement), will be duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and

         (d) is, and after giving effect to the transactions contemplated hereby, will be in compliance with (i) its articles or certificate of incorporation and by-laws or other organizational or governing documents and
(ii) all Requirements of Law;

except, in the case of (b)(ii), (c) or (d)(ii) of this Section 5.1, to the extent that the failure to do so could not reasonably be expected to have a material adverse effect on the assets, business, properties, operations or financial or other condition of the Company and its Subsidiaries, taken as a whole.

         5.2 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement, any other Transaction Document and the transactions contemplated hereby and thereby, including without limitation, the issuance of the Senior Subordinated Note and the Warrants:

         (a) is within the Company's corporate power and authority and has been duly authorized by all necessary corporate action; and

         (b) does not, and will not after giving effect to the transactions contemplated hereby, contravene the terms of the articles or certificate of incorporation or by-laws or other organizational or governing documents or any amendment thereof of the Company or any of its Subsidiaries; and

         (c) except as set forth on Schedule 5.2, does not, and will not after giving effect to the transactions contemplated hereby, violate, conflict with or result in any breach of, contravention of or the creation of any Lien (other than Liens permitted pursuant to Section 10.8) under, any Contractual Obligation of the Company or any of its Subsidiaries or any order or decree directly relating to the Company or any of its Subsidiaries, other than any such violations, conflicts, contraventions or Liens that, individually or in the aggregate, could not reasonably be expected to (1) have a material adverse effect on the assets, business, properties, operations or financial or other condition of the Company and its Subsidiaries, taken as a whole, (2) impair the ability of the Company to perform its obligations under the Transaction Documents or (3) prevent or materially delay consummation of the transactions contemplated by the Transaction Documents.

         5.3 Governmental Authorization; Third Party Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, is necessary or required in connection with the execution, delivery or performance by the Company or enforcement against the Company of this Agreement, the Senior Subordinated Note, the Warrants, the Registration Rights Agreement, any other Transaction Document or the transactions contemplated hereby or thereby, other than those that have been obtained or made on or prior to the Closing.

         5.4 Binding Effect. This Agreement has been duly executed and delivered by the Company, and at the Closing the Senior Subordinated Note, the Registration Rights Agreement, the Warrants and each other Transaction Document to which the Company is a party will be duly executed and delivered by the Company, and this Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, and at the Closing the Registration Rights Agreement, the Senior Subordinated Note and the Warrants will constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

         5.5 No Legal Bar. Neither the execution, delivery and performance of this Agreement, the Registration Rights Agreement, or any other Transaction Document or the Senior Financing, Preferred Investment and Acquisition Documents nor the issuance of or performance of the terms of the Senior Subordinated Note or the Warrants will violate any Requirement of Law or any Contractual Obligation of the Company, other than any such violations that, individually or in the aggregate, could not reasonably be expected to (1) have a material adverse effect on the assets, business, properties, operations or financial or other condition for the Company and its Subsidiaries, taken as a whole, (2) impair the ability of the Company to perform its obligations under the Transaction Documents and the Senior Financing, Preferred Investment and Acquisition Documents or (3) prevent or materially delay consummation of the transactions contemplated by the Transaction Documents and the Senior Financing, Preferred Investment and Acquisition Documents.

         5.6 Litigation. Except as set forth on Schedule 5.6, there are no, and after giving effect to the transactions contemplated hereby there will not be, any actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company or the Subsidiaries:

         (a) with respect to any Transaction Document or any Senior Financing, Preferred Investment and Acquisition Documents or any of the transactions contemplated hereby or thereby; or

         (b) which could reasonably be expected to, after giving effect to the Transaction Documents and the Senior Financing, Preferred Investment and Acquisition Documents and the transactions contemplated hereby and thereby, if adversely determined, (i) have a material adverse effect on the assets, business, properties, prospects, operations or financial or other condition of the Company and its Subsidiaries, taken as a whole (after giving effect to the transactions contemplated hereby) or (ii) have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, the Senior Subordinated Note, the Warrants, the Registration Rights Agreement or any other Transaction Document or any Senior Financing, Preferred Investment and Acquisition Documents. No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of this Agreement, the Senior Subordinated Note, the Warrants, the Registration Rights Agreement or any other Transaction Document or any Senior Financing, Preferred Investment and Acquisition Documents.

         5.7 No Default or Breach. No event has occurred and is continuing or would result from the incurring of obligations by the Company under this Agreement, the Registration Rights Agreement or any other Transaction Document or any Senior Financing, Preferred Investment and Acquisition Documents which constitutes a default under or breach of any of the provisions hereof or of the Notes and no such event will occur or will be continuing after giving effect to the transactions contemplated hereby. Neither the Company or any of its Subsidiaries is, and after giving effect to the transactions contemplated by the Transaction Documents and the Senior Financing, Preferred Investment and Acquisition Documents will not be, in default under or with respect to any Contractual Obligation, Transaction Document or Senior Financing, Preferred Investment and Acquisition Documents in any respect, other than any such violations that, individually or in the aggregate, could not reasonably be expected to (1) have a material adverse effect on the assets, business, properties, operations or financial or other condition for the Company and its Subsidiaries, taken as a whole, (2) impair the ability of the Company to perform its obligations under the Transaction Documents and the Senior Financing, Preferred Investment and Acquisition Documents or (3) prevent or materially delay consummation of the transactions contemplated by the Transaction Documents and the Senior Financing, Preferred Investment and Acquisition Documents.

         5.8 Title to Properties. The Company and each of its Subsidiaries has, and after giving effect to the transactions contemplated by the Transaction Documents and the Senior Financing, Preferred Investment and Acquisition Documents will have, good record and marketable title to, or hold leases in full force and effect in all their real property, except for such defects in title as could not, individually or in the aggregate, have a materially adverse effect on the assets, business, properties, operations or financial or other conditions of the Company and its Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under this Agreement, the Senior Subordinated Note, the Warrants or the Registration Rights Agreement or any other Transaction Document or any Senior Financing, Preferred Investment and Acquisition Documents.

         5.9 Financial Condition; No Undisclosed Liabilities. The Company heretofore has delivered to the Purchaser true and correct copies of (i) financial statements of the Company for the fiscal year ended December 31, 1995 (audited) and December 31, 1996 (unaudited) (the "Financials") and (ii) the unaudited balance sheet of the Company as of March 31, 1997 and the related statements of operations for the three month period then ended (the "Interim Financials"), certified by the President or a Vice President of the Company. The Financials have been prepared in accordance with GAAP applied consistently throughout the periods covered thereby, and present fairly in all material respects the financial condition of the Company as of the dates thereof, and the results of operations of the Company for the period then ended. The Interim Financials present fairly in all material respects the financial condition of the Company as of the date thereof and the results of operations of the Company for the period then ended, all in conformity with GAAP applied in a consistent basis, subject to the normal year-end audit adjustments and the absence of footnotes required by GAAP and subject to the adjustments described in Schedule 5.9 hereto. Except as set forth on Schedule 5.9, the Company and its Subsidiaries, after giving effect to the transactions contemplated hereby, will not have any material direct or indirect indebtedness, liability or obligation, whether known or unknown, fixed or unfixed, contingent or otherwise, and whether or not of a kind required by GAAP to be set forth on a financial statement, other than (i) those fully and adequately reflected on the Financials and the Interim Financials, (ii) those fully and adequately reflected on the audited balance sheet of O&W as of September 30, 1996 and the unaudited balance sheet of O&W as of December 31, 1996, true and correct copies of which have heretofore been delivered by the Company to the Purchaser (collectively, the "O&W Balance Sheets"), (iii) those incurred since the date of the Financials and the O&W Balance Sheets in the ordinary course of business and (iv) those incurred pursuant to the Transaction Documents and the Senior Financing, Preferred Investment and Acquisition Documents.

         5.10 No Material Adverse Change. Since December 31, 1996, there has not been any material adverse change, nor to the knowledge of the Company is any such change threatened, in the assets, business, properties, operations or financial or other condition of (a) the Company and its Subsidiaries, taken as a whole, or (b) the business being acquired by the Company under the O&W Purchase Agreement.

         5.11 Investment Company. Neither the Company nor any Person controlling the Company is, and no such Person after giving effect to the transactions contemplated hereby will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         5.12 Subsidiaries. Prior to the consummation of the Acquisition, the Company had no Subsidiaries. Upon consummation of the Acquisition, O&W will be the only Subsidiary of the Company.

         5.13 Capitalization. As of the Closing Date, after giving effect to the transactions contemplated hereby and by the KSTC Preferred Stock Purchase Agreement (i) the authorized capital stock of the Company will consist of 10,011,500 shares, consisting of 10,000,000 shares of Common Stock, 7,000 shares of Series A Preferred Stock and 4,500 shares of Series B Preferred Stock, (ii) 3,466,000 of such shares of Common Stock, 7,000 of such shares of Series A Preferred Stock and 4,500 of such shares of Series B Preferred Stock will be issued and outstanding and

(iii) 6,534,000 shares of Common Stock, no shares of Series A Preferred Stock and no shares of Series B Preferred Stock will be authorized but not issued. All such shares of capital stock of the Company have been duly authorized and all of the issued and outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock are fully paid and non-assessable. The Warrants to be issued at the Closing are exercisable into 22.0% of the Common Stock of the Company on a fully diluted basis as of the Closing Date and after taking into account the transactions contemplated by the Transaction Documents and the Senior Financing, Preferred Investment and Acquisition Documents. Except as set forth in Schedule 5.13, there are no shares of capital stock of the Company reserved for issuance. The Common Stock when issued upon exercise of the Warrants are duly authorized, and, when so issued, will be fully paid and non-assessable. Except for the Warrants and as set forth in Schedule 5.13, there are no options, warrants or other rights to purchase shares of capital stock or other securities of the Company, nor is the Company obligated in any manner to issue shares of its capital stock or other securities. Except as contemplated hereby and for relevant state and federal securities laws, there are no restrictions on the Company's ability to transfer shares of capital stock of the Company other than certain provisions of the agreements set forth in Schedule 5.13.

         5.14 Solvency. On and as of the Closing Date, after giving effect to the transactions contemplated by the Transaction Documents and the Senior Financing, Preferred Investment and Acquisition Documents, the Company will be Solvent.

         5.15 Private Offering. No form of general solicitation or general advertising was used by the Company or, to its knowledge, its representatives in connection with the offer or sale of the Senior Subordinated Note, the Warrants, the Common Stock issuable upon exercise of the Warrants or the Preferred Stock issued on the Closing Date. No registration of the Senior Subordinated Note, the Warrants, the Common Stock issuable upon exercise of the Warrants or the Preferred Stock issued on the Closing Date pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws will be required by the offer, sale or issuance of any such securities pursuant to the transactions contemplated hereby. The Company agrees that neither it, nor anyone acting on its behalf, will offer or sell the Senior Subordinated Note, the Warrants or any other security so as to require the registration of the Senior Subordinated Note or the Warrants or any other security pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such securities are so registered.

         5.16 Broker's, Finder's or Similar Fees. Except as set forth on
Schedule 5.16, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the offer or sale of the Senior Subordinated Note or Warrants contemplated hereby based on any agreement, arrangement or understanding with the Company, or any action taken by any such entity.

         5.17 Full Disclosure. No statement by the Company contained in (i) the Senior Financing, Preferred Investment and Acquisition Agreements and (ii) this Agreement, the Senior Subordinated Note, the Warrants, the Registration Rights Agreement, or any other document, certificate, notice or consent related to any of the foregoing (collectively, "Transaction Documents") delivered to the Purchaser in connection with the purchase and sale of the Senior Subordinated Note and the Warrants at or prior to the Closing contains (or will contain) an untrue statement of a material fact or omits (or will omit) to state a material fact required to be stated therein or necessary to make the statements made, in light of the circumstances in which made, not materially false or misleading.

         5.18 Anti-Dilution Protection. Other than pursuant to the agreements listed on Schedule 5.18, no holder of shares of Common Stock (or securities convertible into or exchangeable or exercisable for any of the foregoing) has any rights to purchase or receive additional or other securities upon the occurrence of an event that might dilute such holder's percentage interest in the Company.

         5.19 Registration Rights Agreements. As of the Closing Date, the Company will not be a party to any agreement granting any registration rights to any Person except as set forth on Schedule 5.19. The registration rights set forth on Schedule 5.19 are not inconsistent with the rights granted to the Purchaser in the Registration Rights Agreement.

         5.20 O&W Purchase Agreement/KSTC Preferred Stock Purchase Agreement.

         (a) The O&W Purchase Agreement in the form attached hereto as Exhibit E (a) is a true and correct copy thereof, (b) has not been amended or modified since it was executed and delivered and (c) is in full force and effect and will be in full force and effect as of the Closing Date. On the Closing Date, each of the representations and warranties made by the Company and, to the best knowledge of the Company, the shareholders (individually or as a group) of O&W in the O&W Purchase Agreement is true and correct in all material respects.

         (b) The KSTC Stock Purchase Agreement in the form attached hereto as Exhibit F (a) is a true and correct copy thereof, (b) has not been amended or modified since it was executed and delivered and (c) is in full force and effect as of the Closing Date. On the Closing Date, each of the representations and warranties made by the Company, and, to the best knowledge of the Company, KSTC in the KSTC Preferred Stock Purchase Agreement is true and correct in all material respects.

         5.21 Labor Relations. Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice. There is (a) no unfair labor practice complaint pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or, to the best knowledge of the Company, threatened, (b) no strike, labor dispute, slowdown or stoppage pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries, and (c) no union representation question existing with respect to the employees of the Company or any of its Subsidiaries and, to the knowledge of the Company, no union organizing activities are taking place.

         5.22 ERISA and Employee Benefit Plans.

         (a) There are no employee benefit plans, arrangements, policies or commitments of any type (including, but not limited to, plans described in section 3(3) of ERISA) maintained by the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has or could have any direct or indirect liability, other than those described in Schedule 5.22 ("Benefit Plans").

         (b) Accurate and complete copies of all plan text and agreements, the most recent annual report, the most recent annual and periodic accounting of plan assets, and the most recent actuarial valuation with respect to each Benefit Plan have been made available to the Purchaser.

         (c) No Benefit Plan is subject to Title IV of ERISA or section 412 of the Code. No Benefit Plan is a "multiple employer plan" within the meaning of the Code or ERISA.

         (d)      With respect to each Benefit Plan, except as set forth in
Schedule 5.22: (i) if it is intended to qualify under section 401(a) or 403(a) of the Code, such plan so qualifies; (ii) such Benefit Plan has been maintained and administered at all times in compliance in all material respects with its terms and applicable laws and regulations; (iii) no event has occurred and there exists no circumstances under which the Company or any of its Subsidiaries could incur material liability under ERISA, the Code or otherwise (other than routine claims for benefits) with respect to such plan or with respect to any other entity's employee benefit plan; and (iv) all material contributions and premiums due with respect to such plan have been made on a timely basis.

         (e) With respect each Benefit Plan that is a "welfare plan" (as defined in ERISA section 3(1)): (i) no such plan provides medical or death benefits with respect to current or former employees of the Company or any of its Subsidiaries beyond their termination of employment (other than as required to avoid an excise tax under Code section 4980B); and (ii) except as set forth on Schedule 5.22, the Company and each of its Subsidiaries has complied with the requirements of Code section 4980B.

         (f) Except as set forth on Schedule 5.22, the consummation of the transactions contemplated by this Agreement will not: (i) entitle any individual to severance or termination pay; (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any individual; or (iii) result in a payment or other benefit that will constitute an "excess parachute payment" under Code section 280G(b)(1).

         5.23 Environmental Matters.

         Except as set forth on Schedule 5.23:

         (a) Neither the Company nor any of its Subsidiaries is in violation in any material respect of any applicable Safety and Environmental Law, other than any such violations or obligations that, individually could not reasonably be expected to result in a liability to the Company or its Subsidiaries in excess of $50,000 or in the aggregate, could not reasonably be expected to result in liabilities to the Company or its Subsidiaries in excess of $1,500,000.

         (b) The Company and the Subsidiaries have all Permits required pursuant to Safety and Environmental Laws that are material to the conduct of the business of the Company or any of the Subsidiaries, all such Permits are in full force and effect, no action, cause of action, suit, claim, complaint, demand, litigation or legal, administrative or arbitral proceeding or investigation (collectively, "Claims") to revoke, limit or modify any of such Permits is pending and the Company and each of the Subsidiaries is in compliance in all material respects with all terms and conditions thereof except for instances of non-compliance that individually could not reasonably be expected to result in a liability to the Company or its Subsidiaries in excess of $50,000 or in the aggregate could not reasonably be expected to result in liabilities to the Company or its Subsidiaries in excess of $1,500,000.

         (c) The Company and the Subsidiaries have filed all notices required under Safety and Environmental Laws indicating the past or present Release, generation, treatment, storage or disposal of Hazardous Substances, except for instances of non-compliance that individually could not reasonably be expected to result in a liability to the Company or its Subsidiaries in excess of $50,000 or in the aggregate could not reasonably be expected to result in liabilities to the Company or its Subsidiaries in excess of $1,500,000.

         (d) Except in cases which could not reasonably be expected to give rise to any liability to the Company or its Subsidiaries under any Safety and Environmental Law in excess of $50,000 individually or $1,500,000 in the aggregate, there is not now and has not been at any time in the past at, on or in any of the real properties owned, leased or operated by the Company or any of its Subsidiaries, and, to the knowledge of the Company, there was not at, on or in any real property previously owned, leased or operated by the Company or any of its Subsidiaries or any predecessor: (i) any UST, surface impoundment, lagoon, landfill, solid waste disposal area, or other containment facility (past or present) for the temporary or permanent storage, treatment or disposal of Hazardous Substances; or (ii) any Release or threatened Release, or any visible signs of Releases or threatened Releases, of a Hazardous Substance to the Environment in form or quantity requiring Remedial Action under Safety and Environmental Laws.

         (e) No Environmental Claim is pending, and, to the knowledge of the Company, there is no basis for any Environmental Claim or Environmental Compliance Costs in circumstances where the liability to the Company or its Subsidiaries individually could reasonably be expected to exceed $50,000, and in the aggregate could reasonably be expected to exceed $1,500,000.

         (f) Neither the Company nor any of its Subsidiaries has transported, stored, treated or disposed, nor, to the knowledge of the Company, has it allowed or arranged for any third persons to transport, store, treat or dispose, any Hazardous Substance to or at: (i) any location other than a site lawfully permitted to receive such substances for such purposes, or (ii) any location designated for Remedial Action pursuant to Safety and Environmental Laws; nor has it performed, arranged for or, to its knowledge, allowed by any method or procedure such transportation or disposal in contravention of any Safety and Environmental Laws which may result in Environmental Compliance Costs or in an Environmental Claim to or against the Company or its Subsidiaries which could reasonably be expected to exceed $50,000 individually or $1,500,000 in the aggregate.

         5.24 Taxes.

         (a) The Company and each of its Subsidiaries have timely filed all returns with respect to Taxes required to be filed through the date hereof in a manner consistent with prior years and applicable laws and regulations and all such Tax returns are true and complete in all material respects. The Company and each of its Subsidiaries have timely paid all Taxes shown on the Tax Returns to be due and payable through the date hereof, or that are claimed or asserted by any taxing authority to be due through the date hereof, except for those Taxes that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. With respect to any period for which Tax returns have not yet been filed, or for which Taxes are not yet due or owing, the Company and each of its Subsidiaries have no liability for Taxes in each case other than Taxes incurred in the ordinary course of business or for which accruals are reflected in the December 31, 1996 Financials.

         (b) No audit or other proceeding by any court, taxing authority, or similar person is pending or, to the knowledge of the Company or any of its Subsidiaries, threatened with respect to any Taxes due from or with respect to the operations of the Company or any of its Subsidiaries, or any Tax return filed by or with respect to the operations of the Company or any of any its Subsidiaries. To the best knowledge of the Company, no assessment of Taxes is proposed against the Company, any of its Subsidiaries or their assets.

         (g) For all taxable periods ending on or before the Closing Date, the Company has had a valid election in effect to be treated as an "S corporation," within the meaning of Section 1361(a) (1) of the Code, and has had similar elections in effect under comparable provisions of state and local laws in each jurisdiction in which it does business.

         5.25 Patents, Trademarks, Etc.

         (a) The Company and each of its Subsidiaries owns or has licensed or otherwise has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, computer software (including the source codes thereto) and other intellectual property rights that are material to the operation of their businesses as presently conducted or proposed to be conducted.

         (b) The Company uses and has used its best efforts to secure and maintain its intellectual property rights in any and all computer software it owns. Duplicates of all such computer software, including the source codes thereto, are at a secure off-site location.

         (c) To the best knowledge of the Company, no product, process, method, substance or other material presently owned, sold, licensed or employed by the Company or any of its Subsidiaries, or which the Company or any of its Subsidiaries contemplates owning, selling, licensing or employing, (i) infringes upon the patents, trademarks, service marks, copyrights or licenses that are owned by others or (ii) is being infringed upon by any other Person. No litigation is pending and no claim has been made against the Company or any of its Subsidiaries or, to the best knowledge of the Company, is threatened, contesting the right of the Company or any of its Subsidiaries to own, sell, license or use any product, process, method, substance or other material presently owned, sold, licensed or employed by the Company or any of its Subsidiaries or which the Company or any of its Subsidiaries intends to acquire an ownership interest in, sell, license or employ.

         5.26 Potential Conflicts of Interest. To the best knowledge of the Company, except as set forth on Schedule 5.26, no executive officer, director or Affiliate of the Company or any of its Subsidiaries, and no relative or spouse of any such officer, director or Affiliate: (a) owns, directly or indirectly, any interest in (excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, the Company or any of its Subsidiaries; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company or any of its Subsidiaries uses in the conduct of its business; or (c) has any cause of action or other claim whatsoever against, or owes any amount to, the Company or any of its Subsidiaries, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements arising in the ordinary course of business.

         5.27 Trade Relations. Except as set forth in Schedule 5.27, to the best knowledge of the Company, there exists no actual or threatened termination, cancellation or material limitation of, or any material adverse modification or change in, the business relationship or business of the Company and its Subsidiaries taken as a whole, or their business with, any customer or any group of customers whose use of their services are individually or in the aggregate material to the business of the Company and its Subsidiaries taken as a whole, or with any material supplier, and there exists no condition or state of facts or circumstances with respect thereto that would materially and adversely affect the assets, business, properties, operations or financial or other condition of the Company and its Subsidiaries, taken as a whole, or prevent the Company or its Subsidiaries from conducting their business after the consummation of the transactions contemplated by the Transaction Documents and the Senior Financing, Preferred Investment and Acquisition Documents in substantially the same manner in which it heretofore has been conducted.

         5.28 Material Contracts. Other than the Transaction Documents and the Senior Financing, Preferred Investment and Acquisition Documents, Schedule 5.28 lists as of the date of this Agreement each contract (other than purchase orders and standard sales contracts in the ordinary course of business), agreement, arrangement, commitment and lease of the Company and any Subsidiary currently in effect which by its terms (i) is not terminable at will within six months and requires future expenditures or receipts or other performance with respect to goods or services having a value per annum in excess of $175,000, (ii) was not entered into in the ordinary course of business, or (iii) is material to the assets, business, properties, operations or financial or other condition of the Company and its Subsidiaries, taken as a whole. Copies of all such documents have previously been made available to the Purchaser. All of such contracts, agreements, arrangements, commitments and leases are in full force and effect and binding upon the parties thereto in accordance with their terms. Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company, any other party to such contracts, agreements, arrangements, commitments and leases is in default of any material obligation thereunder or has given notice of default to any other party thereunder and, to the knowledge of the Company, no condition exists that with notice or lapse of time would constitute a material default thereunder. Neither the Company nor any of its Subsidiaries has any knowledge of any proposed, pending, or likely cancellation or termination of any such contract, agreement, arrangement, commitment or lease (other than any expiration pursuant to the terms thereof).

         5.29 Insurance. Schedule 5.29 sets forth all policies of fire, liability, workman's compensation, vehicular, life or other insurance held by or on behalf of the Company and its Subsidiaries (specifying the insurer, the coverage amounts and describing each pending claim thereunder of more than $100,000). Such policies and binders are in full force and effect. Neither the Company nor any of its Subsidiaries is in default in any material respect with respect to any provision contained in any such policy or binder and, to the best knowledge of the Company, has not failed to give any notice or present any claim under such policy or binder in due and timely fashion.

         5.30 Projections. Prior to the date hereof, the Company delivered to the Purchaser financial projections, copies of which are attached hereto as
Schedule 5.30 (the "Projections"). The assumptions used in preparation of the Projections were reasonable when made and continue to be reasonable as of the Closing Date. The Projections have been prepared in good faith and the Projections give effect to the transactions contemplated by the Transaction Documents and the Senior Financing, Preferred Investment and Acquisition Documents. The Purchaser acknowledges that the Company is not warranting its actual performance, and that the Projections contain assumptions about future events and that actual results during the period or periods covered may differ from the data and results contained in such Projections.

         5.31 Compliance with Laws. Except as disclosed on Schedule 5.31 or on other Schedules to this Agreement, neither the Company nor its Subsidiaries' operations, nor any of the assets owned, leased, occupied or used by Company or its Subsidiaries in the operation of the businesses thereof materially violates or fails to comply in any material respect with applicable health, fire, environmental, safety, zoning or building codes, laws or ordinances, rules or regulations, other than any such violations or failures to comply that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the assets, business, properties, operations or financial or other condition of the Company and its Subsidiaries, taken as a whole.


                                    ARTICLE 6

                               REPRESENTATIONS AND
                           WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to, and covenants and agrees with, the Company as follows:

         6.1 Existence and Power. The Purchaser:

         (a) is duly organized and validly existing under the laws of the jurisdiction of its organization; and

         (b) has the power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged.

         6.2 Authorization; No Contravention. The execution, delivery and performance by the Purchaser of this Agreement and the Registration Rights
Agreement:

         (a) is within the Purchaser's power and authority and has been duly authorized by all necessary action;

         (b) does not contravene the terms of the Purchaser's Agreement of Limited Partnership, or any amendment thereof;

         (c) will not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of the Purchaser, or any order or decree directly relating to the Purchaser; and

         (d) does not require approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, other than those that have been obtained or made on or prior to the Closing.

         6.3 Binding Effect. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Purchaser, and constitutes the legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         6.4 No Legal Bar. The execution, delivery and performance of this Agreement and the Registration Rights Agreement will not violate any Requirement of Law.

         6.5 Purchase for Own Account. The Senior Subordinated Note and the Warrants (including, for purposes of this Section 6.5, the Common Stock issuable upon exercise of the Warrants) to be acquired by the Purchaser pursuant to this Agreement are being acquired for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of the Senior Subordinated Note and the Warrants under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of the Purchaser's property being at all times within its control. If the Purchaser should in the future decide to dispose of any of the Senior Subordinated Note or Warrants, the Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect, and that stop-transfer instructions to that effect, where applicable, will be in effect with respect to such securities. If the Purchaser should decide to dispose of such securities (other than pursuant to its registration rights under the Registration Rights Agreement), the Purchaser, if requested by the Company, will have the obligation in connection with such disposition, at the Purchaser's expense, of delivering an opinion of counsel of recognized standing in securities law, in connection with such disposition to the effect that the proposed disposition of such securities would not be in violation of the Securities Act or any applicable state securities laws and, assuming such opinion is required and is otherwise appropriate in form and substance under the circumstances, the Company will accept, and will recommend to any applicable transfer agent or trustee for such securities that it accept, such opinion. The Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of the Warrants to the following effect: "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS AND NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES."

         6.6 Investment Company. Neither the Purchaser nor any Person controlling the Purchaser is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         6.7 Broker's, Finder's or Similar Fees. Except as otherwise set forth in this Agreement, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the offer or sale of the Senior Subordinated Note and the Warrants contemplated hereby based on any agreement, arrangement or understanding with the Purchaser or any action taken by the Purchaser.

                                    ARTICLE 7

                                 INDEMNIFICATION

         7.1 Indemnification by the Company. In addition to all other sums due hereunder or provided for in this Agreement, the Company agrees to indemnify and hold harmless the Purchaser and its Affiliates (including, without limitation, BBH & Co.) and their respective officers, directors, agents, employees and partners (each, an "indemnified party") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel), damages or other liabilities ("Losses") resulting from any breach of any representation or warranty, covenant or agreement of the Company in the Transaction Documents or any legal, administrative or other actions (including actions brought by any equity holders of the Company or derivative actions brought by any Person claiming through the Company or in the Company's name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of this Agreement, the Senior Subordinated Note, the Warrants, the Registration Rights Agreement, any other Transaction Document, the transactions contemplated hereby, or any indemnified person's role therein or in the transactions contemplated hereby; provided, however, that the Company shall not be liable under this Section 7.1: (a) for any amount paid in settlement of claims without the Company's consent (which consent shall not be unreasonably withheld), (b) with respect to Losses arising solely out of actions brought by the partners of the Fund against an indemnified party or by one indemnified party against another, (c) to the extent that it is finally judicially determined that such Losses resulted primarily from the willful misconduct, bad faith or gross negligence of such indemnified party or a breach of the Purchaser's representations in Article 6 or of the Purchaser's obligations under this Agreement, the Warrants or the Registration Rights Agreement, or (d) for any Losses arising solely from the transfer of the Senior Subordinated Note, the Warrants or the Common Stock issued upon exercise of the Warrants by the Purchaser to any Person other than the Company; provided, further, that if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws. In connection with the obligation of the Company to indemnify for expenses as set forth above, the Company further agrees to reimburse each indemnified party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are reasonably incurred by such indemnified party; provided, however, that if an indemnified party is reimbursed here under for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Losses in question resulted primarily from the willful misconduct, bad faith or gross negligence of such indemnified party.

         7.2 Notification. Each indemnified party under this Article 7 will, promptly after the receipt of notice of the commencement of any action or other proceeding against such indemnified party in respect of which indemnity may be sought from the Company under this Article 7, notify the Company in writing of the commencement thereof. The omission of any indemnified party so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such indemnified party other than pursuant to this Article 7 or, unless, and only to the extent that, such omission results in the Company's forfeiture of substantive rights or defenses. In case any such action or other proceeding shall be brought against any indemnified party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that any indemnified party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action or proceeding in which both the Company and an indemnified party is, or is reasonably likely to become, a party, such indemnified party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such indemnified party, (a) there are or may be legal defenses available to such indemnified party or to other indemnified parties that are different from or additional to those available to the Company or (b) any conflict or potential conflict exists between the Company and such indemnified party that would make such separate representation advisable; provided, however, that in no event shall the Company be required to pay fees and expenses under this Section 7 for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. The Company shall not, without the consent of the indemnified party (which consent shall not be unreasonably withheld), consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the Company. The rights accorded to indemnified parties hereunder shall be in addition to any rights that any indemnified party may have at common law, by separate agreement or otherwise.

         7.3 Registration Rights Agreement. Notwithstanding anything to the contrary in this Article 7, the indemnification and contribution provisions of the Regis tration Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.

                                   ARTICLE 8

                        PRE-CLOSING AFFIRMATIVE COVENANTS

         8.1 Operation of Company. From and after the date hereof through the Closing Date, the Company and its Subsidiaries shall not enter into any transaction or take any action other than in the ordinary course of business, except that the Company and its Subsidiaries may enter into such transactions and take such other actions outside of the ordinary course of business, in each case as may be specifically approved in writing by the Purchaser.

         8.2 Exclusivity. From the date hereof through the earlier of the Closing Date and May 31, 1997, the Company shall not enter into discussions or negotiations with any Persons other than the Purchaser in respect of any transaction similar in nature to any transaction contemplated by this Agreement.

         8.3 Use of Proceeds. The Company shall use the proceeds of the sale of the Senior Subordinated Note and Warrants hereunder only (a) to finance the acquisition of O&W pursuant to the O&W Purchase Agreement, (b) to repurchase from Albert Gaither, Susan Jones, Comer Gaither, Lawson Gaither and Ann Gaither on the Closing Date an aggregate amount of 3,360,970 shares of Common Stock for an aggregate consideration of not more than $2,714,600, (c) to repay existing senior indebtedness of the Company and O&W owing to BankBoston, N.A., SouthTrust Bank of Alabama, N.A. and Fleet Capital Corporation, respectively, in an aggregate amount of approximately $26 million and (d) for the payment of fees and expenses in connection with the transactions contemplated in the Transaction Agreements.

         8.4 Taxes. The Company and its Subsidiaries shall prepare and timely file, in a manner consistent with prior years and applicable laws and regulations, all Tax returns required to be filed on or before the Closing Date, and all such Tax returns will be true and complete in all material respects. The Company and its Subsidiaries shall timely pay all Taxes required to be paid by them on or before the Closing Date, or that are claimed or asserted by any taxing authority to be due on or before the Closing Date, except for those Taxes that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

                                ARTICLE 9

                          AFFIRMATIVE COVENANTS

            The Company hereby covenants and agrees (a) with the Fund, with respect to all of this Article 9, and (b) with any other Holder, with respect to all of this Article 9 except Sections 9.1(c), 9.9 and 9.10, that, unless the Purchaser or any other Holder, as the case may be, waives compliance in writing:

            9.1 Financial Statements. The Company shall deliver to the Purchaser and any other Holder:

                  (a) as soon as available, but not later than one hundred twenty (120) days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and accompanied by a management summary and analysis of the operations of the Company and its Subsidiaries for such fiscal year and by the opinion of Arthur Andersen LLP (or any successor thereto) or another nationally recognized independent public accounting firm which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent, except as otherwise stated therein, with prior years;

                  (b) as soon as available and, in any event, within 45 days of each of the first three fiscal quarters of each year (including, however, for the fiscal quarter ended December 31, 1997, if statements were not provided for the fiscal quarter ended September 30, 1997) the unaudited consolidated balance sheet of the Company and its Subsidiaries, and the related consolidated statements of income and cash flow for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of the Company;

                  (c) to the extent prepared by the Company, budgets, documentation of material financial transactions, projections, operating reports, acquisition analyses, presentations to banks, financial institutions or potential investors, consultants' reports and such other financial and operating data of the Company and its Subsidiaries as the Fund reasonably may request (any such information to be subject to the provisions of Section 9.9(b));

                  (d) at any time when it is not subject to Section 13 or 15(d) of the Exchange Act, upon request, to the Purchaser and prospective purchaser of Notes or Warrants, information of the type that would satisfy the requirement of subsection (d)(4)(i) of Rule 144A (or any similar successor provision) under the Securities Act; and

                  (e) if and when the Company becomes subject to the Securities Act or the Exchange Act, promptly after the same are filed, copies of all reports, statements and other documents filed with the Commission, at which point Sections 9.1(a) and (b) shall expire and no longer be binding upon the Company.

            9.2 Certificates; Other Information. The Company shall furnish to the Purchaser and to any other holder of the Notes:


                  (a) concurrently with the delivery of the financial statements referred to in Section 9.1(a) and (b) above, a certificate of the Company's Chief Financial Officer stating that, to the best of such officer's knowledge, there exists no default under or breach of Articles 9 and 10, except as specified in such certificates; and

                  (b) concurrently with the delivery of the financial statements referred to in Sections 9.1(a) and (b) above, a certificate of an officer of the Company including calculations set forth in reasonable detail showing the Company's compliance with the financial covenants contained in Sections 10.1,
10.2 and 10.3.

            9.3 Preservation of Corporate Existence. The Company shall, and shall cause each of its Subsidiaries to:

                  (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its jurisdiction of incorporation or organization; and

                  (b) preserve and maintain in full force and effect all material rights, privileges, qualifications, licenses and franchises necessary in the normal conduct of its business.

            9.4 Payment of Obligations. The Company shall, and shall cause its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including without limitation:

                  (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

                  (b) all lawful claims which the Company and each of its Subsidiaries are obligated to pay, which are due and which, if unpaid, might by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; and

                  (c) all payments of principal and interest when due (giving effect to any grace periods relating thereto) on Indebtedness.

            9.5 Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with its articles or certificate of incorporation and by-laws or other organizational or governing documents and all Requirements of Law and with the directions of any Governmental Authority having jurisdiction over it or its business, except (i) such as to which such failure to comply could not reasonably be expected to have a material adverse effect on the assets, business, operations, properties or financial or other condition of the Company or its Subsidiaries, taken as a whole or (ii) to the extent being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary.

            9.6 Notices. Upon actual knowledge of the Chief Executive Officer, the President or the Chief Financial Officer of the Company of the events described below, the Company shall give prompt written notice (but in any event within 10 days) to each holder of Notes:

                  (a) of the occurrence of any default under, or breach of, any of the provisions of Articles 9 or 10 accompanied by a certificate specifying the nature of such default or breach, the period of existence thereof and the action that the Company has taken or proposes to take with respect thereto;

                  (b) of any (i) material default or event of default under the Senior Indebtedness (as defined in Section 12.1) of the Company or any other material Contractual Obligation of the Company or any of its Subsidiaries, or
(ii) material dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority; and

                  (c) Each notice pursuant to this Section 9.6 shall be accompanied by a statement by the Chief Executive Officer, President or Chief Financial Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

            9.7 Issue Taxes. The Company shall pay, or cause to be paid, all documentary and similar taxes levied under the laws of any applicable jurisdiction in connection with the issuance of the Senior Subordinated Note and the Warrants, the Common Stock to be issued upon exercise of the Warrants and the execution and delivery of the other agreements and documents contemplated hereby and any modification of the Senior Subordinated Note and the Warrants or such other agreements and documents and will hold the Purchaser harmless, without limitation as to time, against any and all liabilities with respect to all such taxes.

            9.8 Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue or delivery upon exercise of all outstanding Warrants as provided therein, such number of shares of Common Stock as shall then be issuable or deliverable upon the exercise of all outstanding Warrants. Such shares of Common Stock shall, when issued or delivered in accordance with the terms of the Warrants, be duly and validly issued and fully paid and non-assessable. The Company shall issue the Common Stock into which the Warrants are convertible upon the proper surrender of the Warrants in accordance with the provisions therein and shall otherwise comply with the terms thereof.

            9.9   Inspection.

                  (a) The Company will permit, and will cause each of its Subsidiaries to permit, representatives of the Fund to visit and inspect any of its properties, to examine its corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with their respective directors, officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested, upon reasonable advance notice to the Company.

                  (b) The Purchaser will (subject to the Company's sole discretion to waive compliance) utilize best efforts to maintain as confidential any confidential or proprietary information obtained from the Company pursuant to Sections 9.9(a) or 9.1 (other than information which (i) at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by the Purchaser or any of its representatives), (ii) is available to the Purchaser on a non-confidential basis from a source other than the Company or its Subsidiaries, provided that such source was not known by the Purchaser to be bound by a confidentiality agreement (or other duty not to disclose) with the Company or any of its Subsidiaries or (iii) has been independently developed by the Purchaser), and shall not disclose any information obtained from the Company pursuant to Section 9.9(a) or 9.1 and required to be maintained as confidential pursuant hereto, except (a) to BBH & Co. and its advisors, representatives, agents, partners and employees who need to know such information (provided that the Purchaser shall be responsible for any breach of this Section 9.9(b) by any such Person), (b) to its advisors, representatives, agents, partners (and their representatives and advisors) and employees (provided that the Purchaser shall be responsible for any breach of this Section 9.9(b) by any such Person), (c) to any prospective transferee of the Senior Subordinated Note, the Warrants or the shares of Common Stock issued upon the exercise of the Warrants or of an interest in the Purchaser (provided that (x) the Purchaser shall not disclose to any such Person that is a potential transferee the information (other than budgets) referred to in Section 9.1(c) without the prior written consent of the Board of Directors of the Company, such consent not to be unreasonably withheld, and (y) such prospective transferee enters into a confidentiality agreement with respect to any confidential information on substantially the same terms as agreed to by the Purchaser in this Section 9.9(b)) or in a successor fund sponsored by BBH & Co., (d) as may be required by law (including a court order, subpoena or other administrative order or process) or applicable regulations to which the Purchaser is or becomes subject, (e) in connection with any litigation arising out of or related to this Agreement, (f) to the executive officers of the Company or any of its Subsidiaries, or (g) with the prior written consent of the Company.

            9.10  Board Representation; Visitation Rights.

                  (a) The Company shall at or prior to the Closing Date cause one vacancy to be created on its Board of Directors (by increasing the number of members of the Board of Directors or otherwise) and at the Closing Date shall cause the person designated by the Fund to be elected to its Board of Directors. Such designee shall serve until the annual meeting of stockholders of the Company immediately following the election of such person to the Board of Directors.

                  (b) Commencing with the annual meeting of stockholders of the Company immediately following the election of such persons to the Board of Directors, and at each annual meeting of stockholders of the Company thereafter, the Fund shall be entitled to nominate (in addition to any rights granted to the holders of Common Stock as set forth in the Company's articles or certificate of incorporation), from time to time, one director to the Company's Board of Directors; provided, that if the Fund at any time holds less than (i) 50% of the aggregate principal amount of the Notes outstanding and (ii) 33% of the total number of shares of the Common Stock into which the Warrants are exercisable (assuming exercise of any unexercised Warrants), the Fund shall no longer be entitled to elect a member of the Board of Directors. The Company shall cause such nominee of the Fund to be included in the slate of nominees recommended by the Board to the Company's stockholders for election as directors, and the Company shall use its best efforts to cause the election of such nominee or nominees, including voting all shares for which the Company holds proxies (unless otherwise directed by the stockholder submitting such proxy) or is otherwise entitled to vote, in favor of the election of such person.

                  (c) In the event any such nominee of the Fund shall cease to serve as a director for any reason, other than by reason of the Fund not being entitled to nominate a nominee as provided in Section 9.10(b), the Company shall use its best efforts to cause the vacancy resulting thereby to be filled by a nominee of the Fund acceptable to a majority of the Board of Directors of the Company, acting reasonably.

                  (d) In the event that the Board of Directors of the Company establishes committees from time to time, the nominee of the Fund shall have the right, upon the Fund's request, to serve on each such committee.

                  (e) So long as the Fund owns more than (i) 50% of the aggregate outstanding principal amount of the Notes and (ii) 33% of the total number of shares of the Common Stock into which the Warrants are exercisable (assuming exercise of any unexercised Warrants), in addition to the rights granted pursuant to Sections 9.1(a) and (b) above, the Fund shall have the right to have a representative attend all regular and special meetings of the Board of Directors of the Company and any committees thereof. The visitation rights set forth above shall include the right to receive the same notice and materials provided to Board and Committee members.

                  (f) So long as the Fund owns more than (i) 50% of the aggregate outstanding principal amount of the Notes or (ii) 33% of the total number of shares of the Common Stock into which the Warrants are exercisable (assuming exercise of any unexercised Warrants), the Fund shall have the right to approve the nomination of any director to the Board of Directors of the Company that is not a full-time employee of the Company, which approval shall not be unreasonably withheld; provided, however, that the Fund shall not have the right to approve the nomination of any director to the Board of Directors of the Company that is appointed by KSTC pursuant to Section 6.4 of the Amended and Restated Articles.

            9.11 Registration and Listing. If any shares of Common Stock required to be reserved for purposes of exercise of the Warrants as provided in the Warrants, require registration with or approval of any Governmental Authority under any federal or state or other applicable law before such Common Stock may be issued or delivered upon exercise of the Warrants, the Company will in good faith and as expeditiously as possible endeavor to cause such Common Stock to be duly registered or approved, as the case may be, unless such registration or approval is required solely because of a breach of the Purchaser's representation contained in Section 6.5. In the event that, and so long as, the Common Stock is listed on the NYSE or quoted or listed on any other national securities exchange or Nasdaq, the Company will, if permitted by the rules of such system or exchange, quote or list and keep quoted or listed on such exchange or Nasdaq, upon official notice of issuance, all Common Stock issuable or deliverable upon exercise of the Warrants. In addition, the Company will in good faith and as expeditiously as possible endeavor (i) to obtain private placement numbers for the Warrants and the Common Stock issued pursuant to the exercise thereof, assigned by the CUSIP Service Bureau of Standard & Poor's Corporation and (ii) at the request of the Purchaser, to cause the Warrants and the Common Stock issued pursuant to the exercise thereof to be eligible for the PORTAL trading system (it being understood that the Company shall not be required to amend this Agreement in any material way so as to cause the Common Stock to be eligible to trade on the PORTAL system).

            9.12 Use of Proceeds. The proceeds of the Senior Subordinated Note and the Warrants shall be used by the Company as specified in Section 8.3.

            9.13 Payment of Notes. The Company shall pay the principal of, interest on and other amounts due in respect of, the Notes on the dates and in the manner provided herein and in the Notes.

            9.14 Dispositions by the Fund. At any time prior to the earlier to occur of (x) the Fund ceasing to own at least 25% of the shares of Common Stock of the Company issuable upon exercise of the Warrants (assuming exercise of any unexercised Warrants), (y) a Change of Control of the Company or (z) the occurrence of an Event of Default, the Fund covenants and agrees that it will not sell or otherwise dispose of the Warrants or the Common Stock issuable upon exercise of the Warrants except (a) pursuant to the exercise of its rights under the Registration Rights Agreement, (b) in a sale or other distribution pursuant to Rule 144 or Rule 144A (or any successor provisions) under the Securities Act,
(c) in compliance with Section 9.15 of this Agreement or (d) to its partners in pro rata distribution so long as such partners agree to be bound by the terms and conditions of this Agreement to the same extent as the Fund.

            9.15  Right of First Offer.

                  (a) If, at any time the Fund wishes to transfer, directly or indirectly, shares of the Common Stock (assuming exercise of unexercised Warrants) issued to it pursuant to this Agreement (the "Offered Shares"), to a third party that is not an Affiliate of the Fund (a "Third Party Buyer"), the Fund shall first offer (the "First Offer") to sell the Offered Shares to the Company.


                  (b) The Fund shall send written notice of the First Offer (the "First Offer Notice") to the Company, which First Offer Notice shall state that the Fund proposes to effect a transfer of shares of Warrants or Common Stock, as the case may be, and the number and type of the Offered Shares and (ii) contain a copy of the terms and conditions of the First Offer. Upon receipt of a First Offer Notice, the Company shall be entitled to purchase all, but not less than all, of the Offered Shares upon the terms and conditions set forth in the First Offer Notice.

                  (c) The right of First Offer shall be exercisable by delivery of written notice of exercise (an "Exercise Notice") to the Fund within 10 days after receipt of the First Offer Notice (the "Option Period"). If the Company shall fail to respond to the Fund within the Option Period, such failure shall be regarded as a rejection of the First Offer by the Company.


                  (d) The closing of any purchase of Offered Shares by the Company under this Section 9.15 shall be held at the principal office of the Company on or before the 30th day following delivery of the Exercise Notice (or such later time as may be necessary to comply with the HSR Act, and other applicable laws) or at such other time and place as the parties to the transaction may agree. At such closing, the Fund shall deliver certificates representing the Offered Shares being purchased by the Company, duly endorsed for transfer and accompanied by all requisite stock transfer taxes, and such shares shall be free and clear of any Liens and the Fund shall so represent and warrant, and further represent and warrant that it is the record and beneficial owner of all such shares, with full authority and power to transfer such shares. The Fund shall not be required to make any other representations or warranties. The Company shall deliver at the closing payment in full for such shares. At such closing, all of the parties to the transaction shall execute and/or deliver such additional documents as are otherwise necessary or appropriate to effectuate the transfer of the Offered Shares.

                  (e) Notwithstanding anything to the contrary contained in this
Section 9.15, if the Company does not purchase all of the Offered Shares within the period specified in Section 9.15(d), the Fund may transfer to any Third Party Buyer, all, but not less than all, of the Offered Shares (i) for a purchase price that is no lower than 100% of that stated in the First Offer Notice and (ii) upon terms and conditions otherwise no more favorable to any Third Party Buyer than those stated in the First Offer Notice; provided, however, that such transfer is bona fide and made before the later of 90 days from the later of (i) the date of the rejection of the First Offer, if it is rejected or the failure to consummate and purchase, if the First Offer is not rejected and (ii) the date which is ten days after the expiration or waiver of any applicable waiting period to such proposed transfer pursuant to the HSR Act. If such sale is not consummated within the period described in the proviso in the preceding sentence, the restrictions provided for in this Section 9.15 shall again become effective, and no transfer of shares otherwise subject to this
Section 9.15 may be made thereafter without again offering the same to the Company in accordance with the terms and conditions of this Agreement.

                  (f) The provisions of this Section 9.15 shall expire and be of no further force and effect upon the earlier to occur of (i) an Initial Public Offering by the Company or (ii) a Change of Control of the Company; provided, that the provisions of this Section 9.15 shall not be applicable in the event of any transfer by the Fund to its partners in pro rata distribution so long as such partners agree to be bound by the terms and conditions of this Agreement to the same extent as the Fund. Compliance by the Fund with its obligations under this Section 9.15 may only be waived at the sole discretion of the Company.

            9.16  Tag-Along Rights on the Principal Shareholders.

                  (a) (i) If, at any time, any of the Principal Shareholders, acting alone or in concert with others (including other Principal Shareholders), desires to transfer to any person (other than a Family Member thereof), directly or indirectly, in one or a series of related transfers, 20% or more of the aggregate shares of

Common Stock owned collectively by them (each such transferring Principal Shareholder is referred to herein as a "Transferor"), such Principal Shareholders shall comply with the requirements of this Section 9.16.

                        (ii) Each Transferor shall, prior to making any transfer, first notify the Fund of such transfer and otherwise comply with this
Section 9.16 and such notice (the "Transferor's Notice") shall (x) specify the proposed transferee thereof (if known), the number of shares of Common Stock proposed to be transferred, and the amount of consideration proposed to be received therefor, and (y) contain the Tag-Along Offer.

                  (b) The Transferor shall offer (the "Tag-Along Offer") to include in the proposed transfer a number of shares of Common Stock and Warrants designated by the Fund, provided that the sum of the number of shares and the number of shares into which such Warrants are exercisable do not exceed the product of (x) the number of shares of Common Stock to be sold by the Transferor and (y) a fraction, the numerator of which is the number of shares of Common Stock (assuming full exercise of the Warrants) held by the Fund and the denominator of which is the number of shares of Common Stock outstanding on a fully diluted basis. The Tag-Along Offer shall be conditioned upon the Transferor consummating a transfer on substantially the terms described in the Transferor's Notice to the transferee named in the Transferor's Notice; provided that the Transferor shall not be obligated to consummate any such transfer.

                  (c) The rights set forth in this Section 9.16 shall be exercisable by the Fund by delivery of written notice of exercise (an "Acceptance Notice") to the Transferor within 10 business days after receipt of the Transferors Notice (the "Tag-Along Period"). If the Fund fails to respond to the Transferor within the Tag-Along Period, such failure shall be regarded as a rejection of the Tag-Along Offer by such Person.


                  (d) If the Fund did not indicate its desire to exercise its Tag-Along Rights in the Acceptance Notice provided for in Section 9.16(c) or it failed to provide such an Acceptance Notice in a timely manner, its rights under this Section 9.16 shall be deemed to have been waived (for purposes only of the particular transfer described in the Transferor's Notice). The Transferor and the Fund, if it indicated its desire to exercise its Tag Along Rights in an Acceptance Notice, shall be deemed to have accepted the Tag-Along Offer by virtue of such Acceptance Notice. The Transferor may and, if the Transferor transfers its shares and the Fund accepted the Tag-Along Offer (the Transferor and the Fund if it accepts being hereinafter sometimes called "Sellers") shall transfer the shares and warrants described in the Transferor's Notice and the shares and warrants included by the Fund pursuant to the Tag-Along Offer to the proposed transferee, in accordance with substantially the terms of such transfer set forth in the Transferor's Notice, so long as such transfer occurs on or before the later of 120 days after the date the Transferor's Notice provided in Section 9.16(a) was received by the Fund or the date which is five days after the expiration or waiver of any waiting period applicable to such proposed transfer pursuant to the HSR Act; provided, that if such transfer does not occur within such period, the provisions of this Section shall be effective anew. The price per share and form of consideration if the Fund accepts the Tag-Along Offer, for sales of Warrants or Common Stock shall be the same as the Transferor's consideration received for Common Stock (except in the case of Warrants, less the exercise price thereof) and shall be subject, on a several and not joint basis, to the same representations and warranties, covenants, indemnities, holdbacks and escrow provisions, if any, and any similar components of the Tag-Along Offer to which the Transferor is subject; provided, that to the extent the Sellers are required to provide indemnities in connection with the transfer of their shares, no Seller shall be required to provide indemnification that would result in an aggregate liability to such Seller in excess of such Seller's proceeds from the sale of its securities pursuant to this Section 9.16 and such indemnities shall be made by the Sellers severally and not jointly. All fees and expenses incurred by the Sellers (including, without limitation, with respect to financial advisors, accountants and counsel to the Sellers) in connection with a transfer pursuant to this Section 9.16 shall be borne by the party incurring such fees and expenses.

                  (e) The provisions of this Section 9.16 shall not apply to transfers (i) to Family Members or (ii) from one Principal Shareholder to another Principal Shareholder. Any securities transferred in accordance with this Section 9.16 shall not thereafter be subject to the provisions of this
Section 9.16.

                  (f) The provisions of this Section 9.16 shall expire and be of no further force and effect once the Fund owns less than 10% of the shares of Common Stock issuable upon exercise of the Warrants (assuming exercise of any unexercised Warrants).

            9.17 Anti-dilution Protection. Immediately preceding the earliest to occur of (i) an Initial Public Offering, (ii) the Redemption Date (as defined in the Warrants) and (iii) the sale by the Fund of all of its Common Stock of the Company (the earliest to occur being referred to herein as the "Adjustment Event"), to the extent that the Fund has previously exercised all or a portion of the Warrants (such Warrants so exercised being, "Exercised Warrants"), the Company hereby covenants and agrees to sell to the Fund that number of additional shares of Common Stock of the Company, each at a price per share equal to the par value of the Common Stock, equal to the difference of (x) the number of shares that would have been issued to the Fund had the Fund exercised the Exercised Warrants concurrently with the Adjustment Event less (y) the number of shares of Common Stock previously issued to the Fund upon the exercise of those Exercised Warrants. To the extent that the foregoing computation would result in the issuance by the Company of a fractional share of Common Stock, in lieu thereof the Company shall pay therefore an amount in cash equal to such fraction multiplied by the Current Market Price (as defined in the Warrants) of a share of Common Stock on the date of such Adjustment Event.

            9.18 Sale of Company. In the event of a contemplated sale of all of the capital stock of the Company (by way of merger or otherwise), the Company shall, if requested by the Purchaser, use its reasonable best efforts to cause such sale transaction to be structured in a manner that requires the purchaser(s) to purchase the Warrants from the Purchaser at a price equal to the consideration the Purchaser would have received had it exercised the Warrants immediately prior to the consummation of such sale transaction less the exercise price of such Warrants.

            9.19 Allocation for Tax Purposes. The Company hereby covenants and agrees that it shall allocate $1,137,400 of the Purchase Price to the purchase by the Purchaser of the Warrants.


                                   ARTICLE 10

                        NEGATIVE AND FINANCIAL COVENANTS

            Until the payment of all principal of and interest on the Notes and all other amounts due at the time of payment of such principal and interest under this Agreement, including, without limitation, all expenses and amounts due at such time in respect of indemnity obligations under Article 7 (except with respect to Sections 10.5, 10.10 and 10.12, which shall be binding upon the Company until the earlier of (x) the consummation of an Initial Public Offering,
(y) the expiration of the Warrants without exercise or (z) the sale or distribution by the Fund of more than 66% of its shares of Common Stock (assuming exercise of any unexercised Warrants)), the Company covenants and agrees as follows:

            10.1  1997 Financial Covenants.

                  (a) The Company shall not permit the Net Worth of the Company and O&W on a consolidated basis as of (1) September 30, 1997 to be less than $16,000,000 or (2) December 31, 1997 to be less than $16,000,000, as adjusted in each case by adding to (or subtracting from) such amount, the excess (or deficit) of the consolidated Net Worth of the Company and O&W reflected in the opening balance sheet of the Company and its Subsidiaries, including purchase accounting adjustments thereto, through September 30, 1997, over (or as compared to) $21,709,000; or

                  (b) The Company shall not permit EBITDA (but computed on a basis approximating a consolidated basis in accordance with GAAP that is satisfactory to the Fund) for the Fiscal Quarter ending (1) June 30, 1997 to be less than $2,000,000, (2) September 30, 1997 to be less than $3,150,000 or (3)
December 31, 1997, to be less than $100,000.

            10.2  Financial Covenants After 1997.

                  (a) The Company shall not permit the Interest Coverage Ratio for the period of four consecutive Fiscal Quarters ending (1) March 31, 1998 to be less than 1.0 to 1.0, (2) June 30, 1998 to be less than 1.2 to 1.0, (3) September 30, 1998 to be less than 1.3 to 1.0, (4) December 31, 1998 to be less than 1.4 to 1.0 or (5) March 31, 1999 or thereafter, to be less than 1.6 to 1.0.

                  (b) The Company shall not permit the Fixed Charge Coverage Ratio for the period of four consecutive Fiscal Quarters ending (1) March 31, 1998 to be less than .45 to 1.0, (2) June 30, 1998 to be less than .60 to 1.0,
(3) September 30, 1998 or December 31, 1998 to be less than .75 to 1.0, or (4) March 31, 1999 or thereafter, to be less than 1.0 to 1.0.

                  (c) The Company shall not permit Funded Debt to EBITDA as of
(1) March 31, 1998 to be greater than 8.75 to 1.0, (2) June 30, 1998 to be greater than 7.8 to 1.0, (3) September 30, 1998 to be greater than 6.8 to 1.0,
(4) December 31, 1998 to be greater than 6.6 to 1.0, or (5) the last day of any Fiscal Quarter ending March 31, 1999 or thereafter, to be greater than 6.25 to 1.0.

                  10.3 Capital Expenditures. The Company shall not make or incur any Capital Expenditures in the aggregate in excess of the amount set forth below for the Fiscal Year (or portion thereof) set forth opposite such amount:


            Fiscal Year                                Amount
            -----------                                ------

            1997 (Closing Date through             $3,000,000
            December 31, 1997)
            1998                                   $4,250,000
            1999 and thereafter                    $4,500,000

            10.4 Consolidations and Mergers. The Company shall not merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whenever acquired), and the Company shall not allow any of its Subsidiaries to merge or consolidate with or into any other Person except another Subsidiary of the Company, except the Company may consolidate or merge with or into, or sell all or substantially all of its assets to, any Person if:

                  (a) The corporation or partnership formed by such consolidation or surviving such merger or the Person which acquires all or substantially all of the assets of the Corporation shall be (after giving effect to such transaction) a Solvent corporation or partnership organized or formed, as the case may be, and existing under, the laws of the United States, any state thereof, or the District of Columbia and shall expressly assume in writing all of the obligations of the Company under this Agreement, the Senior Subordinated Note, the Warrants and the Registration Rights Agreement;

                  (b) immediately after giving effect to such transaction, no default under, or breach of, any material Contractual Obligation of the Company or of the provisions of Articles 9 and 10 exists;

                  (c) the corporation or partnership formed by or surviving any such transaction or the Person that acquires all or substantially all of the assets of the Company shall have a Net Worth on a consolidated basis at least equal to the Net Worth on a consolidated basis of the Company and its Subsidiaries immediately prior to such transaction; and

                  (d) the Company shall have furnished to the Holders (i) an opinion of counsel reasonably satisfactory to the holders of a majority in interest of the Notes, addressing the matters (other than solvency) set forth in clause (a) above and (ii) the certificate of the Chief Financial Officer of the Company to the effect that such transaction has been consummated in compliance with the foregoing requirements; provided that nothing in this Section 10.4 shall affect the rights of any holder of the Notes or the Warrants under this Agreement, the Notes, the Warrants or the Registration Rights Agreement.

            10.5 Transactions with Affiliates. Except as set forth in Schedule
10.5 or as otherwise permitted by this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction with any Affiliate of the Company or of any such Subsidiary, except (i) in the ordinary course of business and pursuant to the reasonable requirements of the business of the Company or such Subsidiary, (ii) on terms no less favorable to the Company or such Subsidiary than those the Company or such Subsidiary would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary, (iii) transactions between the Company and its Subsidiaries or between Subsidiaries and (iv) following the prior approval of a majority of the members of the Board of Directors of the Company (excluding Principal Shareholders and Family Members).

            10.6 No Inconsistent Agreements. Except as permitted by Section 10.7 hereof, neither the Company nor any of its Subsidiaries shall (a) enter into any loan or other agreement after the date hereof or (b) amend or modify the Credit Agreement or any other currently existing loan or other agreement, which new loan or other agreement or amendment or modification by its terms restricts or prohibits the ability of the Company to pay the principal of or interest on the Notes or to issue Common Stock upon exercise of the Warrants; provided, however, that the foregoing shall not prevent the Company from entering into loan or other agreements that contain, or any amendment or other modification to any currently existing credit agreement to provide, restrictions on the ability of the Company to optionally redeem or prepay the Notes, following the occurrence of a default or event of default under such agreements.

            10.7 Limitation on Debt. Neither the Company nor any of its Subsidiaries shall, directly or indirectly, issue, assume or otherwise incur any Debt, other than: (a) Debt under this Agreement and the Notes; (b) Debt under the Revolving Credit Facility (as defined in the Credit Agreement) portion of the Credit Agreement in a principal amount not exceeding $53 million; (c) Debt under the Term Loan (as defined in the Credit Agreement) portion of the Credit Agreement in the original principal amount of $12 million, as the principal balance thereof is reduced from time to time in accordance with its terms; (d) Debt secured by a Lien permitted under Section 10.8(v) hereof; (e) additional unsecured Debt at any one time outstanding in a principal amount not exceeding $4,000,000; (f) the Debt reflected in Schedule 10.7; and (g) refinancings, refundings and extensions of the foregoing, provided that such refinancing, refunding or extension shall not:

                  (a) be in a principal amount greater than (x) the amount permitted above or (y) as to any refinancing of the Revolving Credit Facility (as defined in the Credit Agreement) portion of the Credit Agreement, an amount equal to $53 million plus the amount (the "Cushion Amount") by which the unsecured Debt of the Company and it Subsidiaries outstanding under subsection
(e) of this Section 10.7 is less than $4,000,000 at the time of any such refinancing; provided, that the amount of additional unsecured Debt thereafter permitted under subsection (e) of this Section 10.7 shall be equal to $4,000,000 less the Cushion Amount; or

                  (b) be pursuant to any agreement that provides for a final maturity of such Debt that occurs after May 6, 2004; or

                  (c) be pursuant to any agreement that purports to restrict the Company's ability to pay, without conflict with the terms of such agreement, principal of, or interest (or premium, if any) on, the Debt outstanding under this Agreement and the Notes in accordance with the terms thereof, other than by reason of the existence of an event of default that would permit the holder of such Debt to accelerate the maturity thereof or of an event which, with the giving of notice or lapse of time, or both, would constitute such an event of default; or

                  (d) be pursuant to any agreement that purports otherwise to alter the rights and obligations of any Holder of Notes under Article 12 of this Agreement or any subordination provisions applicable immediately prior to the effectiveness of such refinancing, refunding or extension, to the Debt so refinanced, refunded or extended.

            10.8 Limitation on Liens. Neither the Company nor any of its Subsidiaries shall create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, other than: (i) Liens existing on the date of this Agreement and disclosed on Schedule 10.8; (ii) Liens for taxes, statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen, in each case only to the extent the obligations thereto are not yet due or are being contested in good faith by appropriate proceedings diligently pursued; (iii) Liens to secure performance of tenders, bids, statutory obligations or government contracts, and similar Liens not securing Indebtedness and arising in the ordinary course of business; (iv) Liens to secure Debt permitted under Section 10.7(b); and (v) any Lien on inventory, equipment or real property securing Debt up to $3,000,000 in any 12-month period incurred or assumed for the sole purpose of financing all or part of the cost of acquiring such inventory, equipment or real property, provided that, in the case of clause
(v) above, such Lien attaches to such asset concurrently with or within 10 days after the acquisition thereof.

            10.9 Investments. Neither the Company nor any of its Subsidiaries shall make any Investment, except for (i) Investments in Temporary Cash Investments, (ii) loans and advances to employees for reasonable travel and business expenses in the ordinary course of business, (iii) prepaid expenses incurred in the ordinary course of business, (iv) trade accounts receivable created in the ordinary course of business, (v) Investments which are listed on
Schedule 10.9, (vi) Investments by the Company in its Subsidiaries (whether or not existing on the date hereof), (vii) additional Investments not to exceed $500,000 individually or $1,000,000 in the aggregate in any Fiscal Year and
(viii) shares of capital stock, evidence of Indebtedness or other security acquired by the Company or O&W in consideration for or as evidence of past-due or restructured Receivables in an aggregate face amount of such Receivables at any time not to exceed $1,000,000 as to the Company and O&W.

            10.10 Limitations on Restricted Payments. Except as set forth on
Schedule 10.10 or as otherwise permitted under this Agreement (including, without limitation, pursuant to Section 10.7 hereof), neither the Company nor any of its Subsidiaries will declare or make any Restricted Payment except that the Company may (i) declare and pay dividends on the Series A Preferred Stock and Series B Preferred Stock, or redeem in accordance with Section 6.5(a) of the Amended and Restated Articles the Series A Preferred Stock and (ii) make supplemental discretionary payments in an amount up to an aggregate of $300,000 in any calendar year to Ann Heafner Gaither, William H. Gaither and Susan Gaither Jones, in each case so long as, both immediately preceding and immediately following the making of such Restricted Payment, there is no default or Event of Default under this Agreement or the Notes.

            10.11 Dispositions of Assets. Neither the Company nor any of its Subsidiaries shall sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of the assets or properties of the Company or any of its Subsidiaries other than (i) assets or properties sold in the ordinary course of business or (ii) assets or properties, sales of which do not exceed in the aggregate $2,000,000 any 12-month period.

            10.12 Articles of Incorporation and By-Laws of the Company and the Subsidiaries. The Company shall not amend in any material respect or in any respect that may be adverse to the interests of the Fund, the articles or certificate of incorporation or by-laws of the Company or any of its Subsidiaries.


                               ARTICLE 11

                          DEFAULTS AND REMEDIES

            11.1 Events of Default. An "Event of Default" shall occur if:

                   (i) the Company shall default in the payment of any installment of principal of any Note, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or

                   (ii) the Company shall default in the payment of any installment of interest on any Note according to the terms thereof, when and as the same shall become due and payable and such default shall continue for a period of five days; or

                   (iii) the Company or any of its Subsidiaries shall default in the due observance or performance of any covenant to be observed or performed pursuant to Sections 9.1(a), 9.1(b), 9.8, 9.10 or Article 10 hereof; or

                   (iv) the Company or any of its Subsidiaries, as the case may be, shall default in the due observance or performance of any other covenant, condition or agreement on the part of the Company or any of its Subsidiaries to be observed or performed pursuant to the terms of this Agreement, and such default shall continue for 30 days after the date written notice thereof shall have been given to the Company by the holder of any of the Notes; or

                   (v) any representation, warranty, certification or statement made by or on behalf of the Company in this Agreement or in any certificate or other document delivered pursuant hereto shall have been incorrect in any material respect when made; or

                   (vi) any (A) default in any payment when due of principal of or interest on any Debt of the Company or any of its Subsidiaries other than the

Notes, in an aggregate amount outstanding at any one time equal to or exceeding $250,000, and such default shall continue for a period of ten days or (B) default in the observance or performance of any other agreement or condition relating to any such Debt or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition results in the acceleration of such Indebtedness prior to its stated maturity; or

                 (vii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(a) relief in respect of the Company or any of its Subsidiaries, or of a substantial part of their property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any of its Subsidiaries, or for a substantial part of their property or assets, or (c) the winding up or liquidation of the Company or any of its Subsidiaries; and such proceeding or petition shall continue undismissed or unstayed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered; or

                (viii) the Company or any Subsidiary thereof shall (a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law,
(b) consent to the institution of or the entry of an order for relief against it, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (vii) of this Section 11.1, (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any of its Subsidiaries, or for a substantial part of their property or assets, (d) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (e) make a general assignment for the benefit of creditors, (f) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (g) take any action for the purpose of effecting any of the foregoing; or

                   (ix) one or more judgments for the payment of money in an aggregate amount in excess of $250,000 (to the extent not covered by insurance) shall be rendered against the Company or any of its Subsidiaries and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Company or any of its Subsidiaries to enforce any such judgment.

            11.2 Acceleration. If an Event of Default occurs under clauses (vii) or (viii) of Section 11.1, then the outstanding principal of and all accrued interest on the Notes and all other amounts owing under this Agreement and the Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived. If any other Event of Default occurs and is continuing, the holders of 51% of the aggregate principal amount of the Notes outstanding, by written notice to the Company, may declare the principal of and accrued interest on the Notes and all other amounts owing under this Agreement to be due and payable immediately. Upon such declaration, such principal and interest and other amounts shall become immediately due and payable. The holders of 51% of the aggregate principal amount of the Notes outstanding may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived, except nonpayment of principal or interest or other amounts that has become due solely because of the acceleration, and if the rescission would not conflict with any judgment or decree. Any notice or rescission shall be given in the manner specified in
Section 14.2 hereof.


                               ARTICLE 12

                              SUBORDINATION

            Notwithstanding anything to the contrary contained herein, the Subordinated Indebtedness (as defined below) shall at all times be wholly subordinate and junior in right of payment to all Senior Indebtedness (as defined below) to the extent and in the manner provided in this Article 12.

            12.1 Definitions. As used in this Article 12, the following terms shall have the following meanings:

            "Junior Securities" means any debt or equity securities distributed to the holders of the Notes issued pursuant to this Agreement, but only if they are subordinated to at least the same extent as the Subordinated Indebtedness is subordinated to the Senior Indebtedness and any securities issued in exchange for Senior Indebtedness.

            "Senior Default" shall mean a Senior Payment Default or a Senior Event of Default.

            "Senior Event of Default" shall mean any default, other than a Senior Payment Default, that occurs and is continuing with respect to Senior Indebtedness that permits the holders thereof to accelerate the maturity of such Senior Indebtedness.

            "Senior Indebtedness" shall mean (i) the principal of and interest on (including without limitation any interest that accrues after the commencement of any case, proceeding or other legal action relating to the bankruptcy, insolvency or reorganization of the Company to the extent such interest constitutes an allowed claim) the Debt permitted under Section 10.7(b) (including permitted refinancings, refundings or extensions thereof) and (ii) any other monetary obligations of the Company arising out of or in connection with any Senior Indebtedness.

            "Senior Payment Default" shall mean any default in the payment of any Senior Indebtedness that occurs and is continuing beyond any applicable period of grace.

            "Subordinated Indebtedness" shall mean (i) the principal of and interest on the Notes; and (ii) any other monetary obligations of the Company or any of its Subsidiaries arising out of or in connection with this Agreement or the Notes.

            12.2 General. Subject to the rights of the holders of the Subordinated Indebtedness to receive Junior Securities and any distributions provided in this Article 12, upon the maturity of any Senior Indebtedness by lapse of time, acceleration, required prepayment or otherwise, all Senior Indebtedness then so due and payable shall first be paid or provided for in full, before any payment is made or provided for on account of the Subordinated Indebtedness then so due and payable or any Notes issued pursuant to this Agreement are redeemed.

            12.3  Limitation on Payment and Remedies.

                  (a) Upon receipt by the Company and the holders of the Notes of a Blockage Notice (as defined below), then unless and until (1) all Senior Defaults that gave rise to the Blockage Notice shall have been remedied or effectively waived or shall have ceased to exist or (2) the Senior Indebtedness in respect of which such Senior Defaults shall have occurred shall have been paid or provided for in full, no direct or indirect payment (in cash, property, securities or by set-off or otherwise) of or on account of the principal of or interest on the Notes or as a sinking fund for the Notes or in respect of any redemption, retirement, purchase or other acquisition of the Notes, with the exception of Junior Securities, shall be made during any period prior to the expiration of the Blockage Period (as defined below).

                  (b) For purposes of this Article 12, a "Blockage Notice" is a notice of a Senior Default that in fact has occurred and is continuing, given to the Company and the holders of the Notes by the holders of a majority in principal amount of the Senior Indebtedness then outstanding (or their authorized agent); provided, however, that no such notice shall be effective as a Blockage Notice if an effective Blockage Notice shall have been given within 360 days prior thereto.

                  (c) For purposes of this Article 12, a "Blockage Period" with respect to a Blockage Notice is the period commencing upon the Company's receipt of such Blockage Notice and having a duration of 180 days therefrom. Upon the expiration or termination of any Blockage Period, the holders of the Notes shall be entitled to be paid accrued but unpaid interest then due on the Notes.

                  (d) As long as any Senior Indebtedness remains outstanding, upon the occurrence of an Event of Default under this Agreement or the Notes, the holders of the Subordinated Indebtedness shall not declare or join in any declaration of the Notes to be due and payable by reason of such Event of Default or otherwise take any action against the Company prior to the expiration of (x) 20 days in the case of any default in payment when due (after expiration of any applicable grace period) of any amount payable hereunder or (y) 60 days in the case of any other Event of Default (a "Remedy Standstill Period") after the written notice of intention to accelerate on account of the occurrence of such Event of Default, specifying same (the "Remedy Notice") shall have been given by the holders of the principal amount of the Subordinated Indebtedness necessary to cause acceleration thereof to the Company and the holders of the Senior Indebtedness (or their authorized agent) unless the holders of any Senior Indebtedness shall have caused such Senior Indebtedness to become due prior to its stated maturity or any case or proceeding of the type referred to in Section 11.1(viii) or 11.1(ix) shall have commenced; provided, however, that such Remedy Standstill Period shall be extended (to up to 200 or 240 days, as applicable) to coincide with any Blockage Period commenced pursuant to an effective Blockage Notice given during the first 20 or 60 days, as the case may be, of such Remedy Standstill Period. Upon the expiration or termination of any Remedy Standstill Period, the holders of the Notes shall be entitled to exercise any of their rights with respect to the Notes other than any right to accelerate the maturity date of the Notes based upon the occurrence of any Event of Default which has been cured or otherwise remedied or waived by the requisite holders during the Remedy Standstill Period.

                  (e) Notwithstanding the foregoing, any Blockage Period or Remedy Standstill Period shall be inapplicable or cease to be effective if an Event of Default pursuant to Section 11.1(vii) or 11.1(viii) shall have occurred. In addition, any Blockage Period or Remedy Standstill Period shall cease to be effective if at any time during such period: (i) substantial assets of the Company are sold or otherwise disposed of outside of the ordinary course of business for less than fair value or (ii) payment or any distribution of any character, whether in cash, securities or other property of the Company shall be made to or received by any creditor on any Indebtedness which is on the same level of priority with or junior and subordinate in right of payment to the Notes.

            12.4 Subordination Upon Certain Events. Upon the occurrence of any Event of Default under Sections 11.1(vii) or (viii) of this Agreement:

                  (i) Upon any payment or distribution of assets of the Company to creditors of the Company, holders of Senior Indebtedness shall be entitled to receive payment in full before the holders of Subordinated Indebtedness shall be entitled to receive any payment in respect of the Subordinated Indebtedness, except that the holders of Subordinated Indebtedness may receive Junior Securities.

                  (ii) Until all Senior Indebtedness is paid in full, any distribution to which the holders of Subordinated Indebtedness would be entitled but for this Article 12 shall be made to holders of Senior Indebtedness, as their interests may appear, except that the holders of Subordinated Indebtedness may receive Junior Securities.

                  (iii) Notwithstanding the foregoing provisions of this Section 12.4, if payment or delivery by the Company of Junior Securities to the holders of Subordinated Indebtedness is authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of the Subordinated Indebtedness to the Senior Indebtedness, and made by a court of competent jurisdiction in a proceeding under any applicable bankruptcy or reorganization law, payment or delivery by the Company of such Junior Securities shall be made to the holders of the Subordinated Indebtedness in accordance with such order or decree.

            12.5 Payments and Distributions Received. If the holders of the Subordinated Indebtedness shall have received any payment from or distribution of assets of the Company in respect of the Subordinated Indebtedness in contravention of the terms of this Article 12 before all Senior Indebtedness is paid in full, then and in such event such payment or distribution shall be received and held in trust for and shall be paid over or delivered to the holders of Senior Indebtedness (or their authorized agent) to the extent necessary to pay all such Senior Indebtedness in full.

            12.6 Subrogation. After all amounts payable under or in respect of Senior Indebtedness are paid in full, the holders of the Subordinated Indebtedness shall be subrogated to the rights of holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the holders of the Subordinated Indebtedness have been applied to the payment of Senior Indebtedness. A distribution made under this Article 12 to a holder of Senior Indebtedness which otherwise would have been made to the holders of the Subordinated Indebtedness is not, as between the Company and the holders of the Subordinated Indebtedness, a payment by the Company on Senior Indebtedness.

            12.7 Relative Rights. This Article defines the relative rights of the holders of the Subordinated Indebtedness and the holders of Senior Indebtedness. Nothing in this Section shall: (i) impair, as between the Company and the holders of the Subordinated Indebtedness, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest (including default interest) on Subordinated Indebtedness in accordance with its terms;
(ii) effect the relative rights of holders of Subordinated Indebtedness and creditors of the Company other than holders of Senior Indebtedness; or (iii) prevent the holders of Subordinated Indebtedness from exercising their available remedies upon a default or Event of Default, subject to the rights, if any, under this Article 12 of holders of Senior

Indebtedness to receive distributions otherwise payable to the holders of Subordinated Indebtedness.

                  12.8 Subordination May Not Be Impaired by the Company. No right of any holder of any Senior Indebtedness to enforce the subordination of the Subordinated Indebtedness shall be impaired by any failure by the Company to comply with this Agreement.

                  12.9 Payments. A payment with respect to principal of or interest on the Subordinated Indebtedness shall include, without limitation, payment of principal of, and interest on the Subordinated Indebtedness, any depositing of funds for the defeasance of the Subordinated Indebtedness and any payment on account of mandatory prepayment or optional prepayment provisions.

                  12.10 Section Not to Prevent Events of Default. The failure to make a payment on account of principal of or interest on or other amounts constituting Subordinated Indebtedness by reason of any provision of this
Article 12 shall not be construed as preventing the occurrence of an Event of Default under Article 11.


                               ARTICLE 13

                               PREPAYMENT

                  The Company shall prepay outstanding principal (together with accrued interest) on the Notes in accordance with the "Mandatory Prepayment" provisions set forth in Section 3 of the Notes. The Company may prepay outstanding principal (together with accrued interest) on the Notes only if the Notes are prepaid in accordance with the "Optional Prepayment" provisions set forth in Section 4 of the Notes.


                               ARTICLE 14

                              MISCELLANEOUS

                  14.1 Survival of Provisions. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Purchaser or any Affiliate, acceptance of the Senior Subordinated Note, Warrants and shares of Common Stock issued pursuant to the exercise of the Warrants and payment therefor, payment of the Senior Subordinated Note upon redemption or otherwise, exercise of the Warrants or termination of this Agreement.

                  14.2 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier services or personal delivery to the following addresses, or to such other addresses as shall be designated from time to time by a party in accordance with this Section 14.2:

                  (a)   if to the Purchaser:

                        The 1818 Mezzanine Fund, L.P.
                        c/o Brown Brothers Harriman & Co.
                        59 Wall Street
                        New York, New York  10005
                        Attention:  Joseph P. Donlan
                        Telecopier No.:  (212) 493-8429

                  with a copy to:

                        Paul, Weiss, Rifkind, Wharton & Garrison
                        1285 Avenue of the Americas
                        New York, New York  10019-6064
                        Attention:  Marilyn Sobel, Esq.

                        Telecopier No.:  (212) 757-3990

                  (b)   if to the Company:

                        The J.H. Heafner Company, Inc.
                        814 East Main Street
                        P.O. Box 837
                        Lincolntown, North Carolina 28093-0837
                        Attention: William Gaither

                        Telecopier No.:  (704) 732-6480

                  with a copy to:

                        Howard, Darby & Levin
                        1330 Avenue of the Americas
                        New York, New York 10019
                        Attention:  Scott F. Smith, Esq.

                        Telecopier No.:  (212) 841-1010

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered to a courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

            14.3 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns and permitted transferees of the parties hereto. Except as provided in Articles 7 and 12, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement, the Notes and the Warrants.

            14.4  Assignments.

                  (a) The Company may not assign any of its rights or obligations under this Agreement without the written consent of the Purchaser (prior to Closing) or the holders of a majority (x) in aggregate principal amount of the Notes (following Closing) and (y) of the shares of Common Stock issuable upon conversion of the Warrants.

                  (b) The Purchaser and any subsequent holder of Notes or Warrants may, at any time or from time to time sell, agree to sell or assign to one or more other Persons who agree to be bound by all of the terms of this Agreement, all or any portion of the Notes; provided, however, that any sale or assignment of a portion of the Notes shall be in denominations of no less than $250,000 (except in the case of a distribution by the Fund to its partners); provided further, however, that without the prior written consent of the Company, the Purchaser shall not sell or assign all or any portion of the Notes to any Person that is in the good faith judgment of the Board of Directors of the Company a supplier to, or direct or indirect competitor of, the Company. Notwithstanding anything to the contrary contained herein, the provisos contained in the foregoing sentence shall cease to be effective in the event of an Event of Default under this Agreement or the Notes. Any transfer in violation of this paragraph 14.4(b) shall be void. In the event of any such sale or assignment of a Note, upon surrender for exchange of any Note at the office of the Company designated for notices in accordance with Section 14.2, the Company shall execute and deliver in exchange therefor, without expense to the holder, one or more new Notes in the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered (or, if no interest has been paid, the date of such surrendered Note), in the name of such Person or Persons as may be designated by such holder in writing, and otherwise of the same form and tenor as the Note so surrendered for exchange. Every Note surrendered for transfer shall be duly endorsed, or accompanied by a written instrument of transfer duly executed by the holder of such Note or its attorney duly authorized in writing.

            14.5  Amendment and Waiver.

                  (a) No failure or delay on the part of any Holder, in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any holder of a Note at law, in equity or otherwise.

                  (b) Any amendment, supplement or modification of or to any provision of this Agreement or the Notes, any waiver of any provision of this Agreement or the Notes, and any consent to any departure by the Company from the terms of any provision of this Agreement or the Notes, shall be effective (i) only if it is made or given in writing and signed by the Company and the holders of 51% of the aggregate principal amount of the Notes outstanding and holders of at least 51% of the shares of Common Stock issued or issuable upon conversion of the Warrants, and (ii) only in the specific instance and for the specific purpose for which made or given. However, without the consent of each holder of a Note affected, an amendment may not:

                        (1) reduce the rate of or extend the time for payment of interest on any Note;

                        (2) reduce the principal of or extend the maturity of any Note;

                        (3) change the time at which any Note shall or may be prepaid in accordance with Sections 3 and 4 of the Notes;

                        (4) make any Note payable in money other than that stated in the Notes;

                        (5) make any change in Article 12 that adversely affects the rights of any holder of a Note under
                              Article 12; or

                        (6) make any change in the first or second sentence of this Section 14.5(b).

Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

                  14.6 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  14.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  14.8 Determinations. All determinations to be made by the Company, the Purchaser or any Holder hereunder in its opinion or judgment or with its approval or otherwise shall be made by it in its sole discretion.

                  14.9 Governing Law. This Agreement has been negotiated, executed and delivered in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

                  14.10 Jurisdiction. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of New York located in New York City or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts pursuant to a contractual provision in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 14.2, such service to become effective 10 days after such mailing. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR ANY FUNDAMENTAL DOCUMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE.

                  14.11 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

            14.12 Rules of Construction. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

            14.13 Remedies. If a breach of this Agreement, the Notes or the Warrants by the Company occurs and is continuing, the Purchaser or any holder of Notes or Warrants may pursue any available remedy by proceeding at law or in equity to enforce the performance (including, without limitation, the specific performance) of any provision of the Notes, the Warrants or this Agreement. The Purchaser or any holder of Notes or Warrants may maintain a proceeding even if it does not possess any of the Notes or Warrants or does not produce any of them in the proceeding. Except as otherwise provided by law, a delay or omission by the Purchaser or any holder of Notes or Warrants in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            14.14 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, the Senior Subordinated Note, the Warrants and the Registration Rights Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, the Senior Subordinated Note, the Warrants and the Registration Rights Agreement supersede all prior agreements and understandings among the parties with respect to such subject matter.

            14.15 Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, the Notes, the Warrants and the Registration Rights Agreement or any other document or instrument contemplated hereby or thereby, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees, charges and disbursements in addition to any other available remedy.

            14.16 Publicity. Except as may be required by applicable law, no party hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto. If any announcement is required by law to be made by a party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

            14.17 Expenses. The Company acknowledges and agrees that whether or not the transactions contemplated hereby are consummated, the Company shall reimburse the Purchaser for all out-of-pocket expenses, all legal fees and expenses of the Purchaser incurred in connection with the negotiation, execution and delivery of this Agreement and the other Transaction Documents.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers or partners hereunto duly authorized as of the date first above written.


                                    THE J.H. HEAFNER COMPANY, INC.


                              By:  /s/ WILLIAM H. GAITHER
                                   -------------------------------------------
                                        Name:  William Gaither
                                        Title:  President and Chief Executive
                                                Officer


                                    THE 1818 MEZZANINE FUND, L.P.

                                    Per Pro  Brown Brothers Harriman &
                                             Co., General Partner


                              By:  /s/  JOSEPH P. DONLAN
                                   -------------------------------------------
                                        Name:


            IN WITNESS WHEREOF, William Gaither, Ann Heafner Gaither, Susan Gaither Jones and Thomas R. Jones have duly executed this Agreement as of the date first above written solely for purposes of covenanting and agreeing to be bound by Section 9.16 of this Agreement.


                                    /s/  WILLIAM H. GAITHER
                                    -----------------------------
                                    William Gaither


                                    /s/ ANN HEAFNER GAITHER
                                    -----------------------------
                                    Ann Heafner Gaither


                                    /s/  SUSAN GAITHER JONES
                                    -----------------------------
                                    Susan Gaither Jones


                                    /s/  THOMAS R. JONES
                                    -----------------------------
                                    Thomas R. Jones